UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Tactile Systems Technology, Inc.
(Name of Registrant as Specified in its Charter)

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Tactile Systems Technology, Inc. 3701 Wayzata Boulevard, Suite 300 Minneapolis, Minnesota 55416

Notice of Annual Meeting of Stockholders

LOCATION: Wells Fargo Center 90 South Seventh St., Ste 2200 Minneapolis, MN

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2024 Annual Report to Stockholders. The Notice contains instructions on how to access those documents and to cast your vote via the internet. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2024 Annual Report to Stockholders. All stockholders who do not receive a Notice will receive a copy of the proxy materials and the 2024 Annual Report to Stockholders.

By Order of the Board of Directors,

Sheri L. Dodd

Chief Executive Officer and Director

Minneapolis, Minnesota

March 28, 2025

TIME AND DATE: 9:00 a.m., CDT, Wednesday, May 7, 2025
RECORD DATE: March 13, 2025
ITEMS OF BUSINESS:
1. To elect eight directors

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025

3. To approve, on an advisory basis, the 2024 compensation of our named executive officers as disclosed in the accompanying Proxy Statement

4. To vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers

5. To approve the Tactile Systems Technology, Inc. 2025 Equity Incentive Plan

6. To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof
PROXY VOTING:
Over the Internet at www.proxyvote.com
Sign, date, and return your proxy card in the enclosed envelope to vote by mail.
Telephone by following the instructions on the proxy card.

PAGE		PAGE
PROXY STATEMENT	5	PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	30
Proxy Summary	5	PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	31
Current Board of Directors	6	EXECUTIVE COMPENSATION	32
Director Nominees Skills and Experience	7	Compensation Discussion and Analysis	32
Director Nominee Diversity	8	Compensation and Organization Committee Report	45
Corporate Governance Highlights	8	2024 Summary Compensation Table	46
Executive Compensation Highlights	8	Grants of Plan-Based Awards in 2024	48
PROPOSAL 1 – ELECTION OF DIRECTORS	9	Outstanding Equity Awards at 2024 Fiscal Year-End	49
Nominees for Director	10	Option Exercises and Stock Vested for Fiscal 2024	50
CORPORATE GOVERNANCE	15	Potential Payments Upon Termination or Change in Control	51
Director Independence	15	CEO PAY RATIO	57
Board Leadership Structure	15	PAY VERSUS PERFORMANCE	58
Stockholder Communications	15	EQUITY COMPENSATION PLAN INFORMATION	62
Procedures for Selecting and Nominating Director Candidates	15	PROPOSAL 5 – APPROVAL OF THE TACTILE SYSTEMS TECHNOLOGY, INC. 2025 EQUITY INCENTIVE PLAN	63
Board Meetings and Committees	16	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	73
Risk Oversight	19	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	76
Board Evaluations	19	Compensation and Organization Committee Interlocks and Insider Participation	76
Insider Trading Policy	20	Policy for Approval of Related Person Transactions	76
Environmental, Social & Governance Matters	20	Transactions with Related Persons	76
DIRECTOR COMPENSATION	24	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	77
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27	HOUSEHOLDING OF PROXY MATERIALS	82
AUDIT MATTERS	28	AVAILABILITY OF FORM 10-K	82
Auditor Fees	28	INCORPORATION BY REFERENCE	83
Pre-Approval of Audit and Non-Audit Services	28	Appendix A	A-1
Audit Committee Report	29	Appendix B	B-1

2025 Proxy Statement	3

CAUTIONARY NOTE REGARDING FORWARD- LOOKING STATEMENTS

The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations and assumptions and are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Readers of this Proxy Statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON MAY 7, 2025: This Proxy Statement and our 2024 Annual Report to Stockholders are available at www.proxyvote.com.

4	Tactile Systems Technology, Inc.

PROXY STATEMENT

 PROXY SUMMARY

Our Board of Directors (the “Board of Directors” or “Board”) has made this Proxy Statement and related materials available to you on the internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and we urge you to read the entire Proxy Statement, as well as our 2024 Annual Report to Stockholders, before voting.

Date, Time and Place of the Annual Meeting

Date and Time May 7, 2025 9:00 a.m., Central time	Location Wells Fargo Center Suite 2200, 90 South Seventh Street Minneapolis, MN 55402	Record Date March 13, 2025	Mail Date March 28, 2025

Items of Business to be Considered at the Annual Meeting

Voting Matters	Board Recommendation

To elect eight directors	FOR each Nominee

To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025	FOR

To approve, on an advisory basis, the 2024 compensation of our named executive officers	FOR

To vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers	ONE YEAR

To approve the Tactile Systems Technology, Inc. 2025 Equity Incentive Plan	FOR

2025 Proxy Statement	5

CURRENT BOARD OF DIRECTORS

	Age	Director Since	Committee Memberships
			Audit	Compensation and Organization	Compliance and Reimbursement	Nominating and Corporate Governance
William W. Burke* Independent Former President, Austin Highlands Advisors, LLC	65	2015				⚫
Valerie L. Asbury Independent President and Chief Executive Officer, LifeScan, Inc.	65	2022	⚫
Sheri L. Dodd Chief Executive Officer, Tactile Systems Technology, Inc.	59	2021
Raymond O. Huggenberger Independent Former Chief Executive Officer, Inogen, Inc.	66	2017			⚫
Laura G. King Independent Co-founder and Chief Executive Officer BiaCure, Inc.	61	2025	⚫		⚫
Daniel L. Reuvers Retired Chief Executive Officer, Tactile Systems Technology, Inc.	62	2020
D. Brent Shafer Independent Senior Advisor, Cerner Corporation	67	2022	⚫	⚫
Carmen B. Volkart Independent Former Chief Financial Officer, NatureWorks, LLC	64	2023		⚫
B. Vindell Washington Independent Chief Clinical Officer and Director Health Equity Center of Excellence, Verily	60	2023				⚫

⚫ Member     Chair    * Chairman of the Board

6	Tactile Systems Technology, Inc.

Proxy Statement

DIRECTOR NOMINEES SKILLS AND EXPERIENCE

Current or Prior CEO	6/8
Senior Leadership Role	8/8
Healthcare Industry	7/8
Medical Device Industry	6/8
Regulatory Matters	5/8
M&A	7/8
Strategic Planning	8/8
Cybersecurity, Technology, Systems or IP	7/8
Risk Management	5/8
Sales & Marketing	5/8
International	7/8

2025 Proxy Statement	7

Director nominee DIVERSITY

(1) Includes gender and racial/ethnic diversity

CORPORATE GOVERNANCE HIGHLIGHTS

● 7 of 8 Director Nominees are Independent	● Supplemental Code of Ethics for Senior Financial Officers
● Fully Independent Board Committees	● No Supermajority Voting Requirements
● Independent Chairman of the Board	● No Stockholder Rights Plan (Poison Pill)
● Annual Election of All Directors	● Code of Business Conduct and Ethics Applicable to All Employees and Directors
● Board Oversight of Environmental, Sustainability and Social Matters	● Extensive Board Oversight of Risk Management
● Annual Board and Committee Evaluations	● Non-Employee Directors Regularly Meet Without Management Present

EXECUTIVE COMPENSATION HIGHLIGHTS

● Pay for Performance	● Require Restrictive Covenant Agreement for Participation in Severance Plan
● Provide Limited Executive Perquisites	● Prohibit Hedging or Pledging of Company Stock
● Maintain Stock Ownership Guidelines for Our Directors and Executive Officers	● Engage Independent Compensation Consultant
● No Excise Tax Gross-Ups	● Establish Challenging Performance Goals in Incentive Plans
● Require Termination of Employment in Addition to a Change in Control for Accelerated Equity Vesting (Double Trigger)	● Maintain a Required Clawback Policy for Restatements and a Supplemental Clawback Policy for Misconduct

8	Tactile Systems Technology, Inc.

Proposal 1: election of directors

Our Board of Directors is not divided into classes and each director serves for a one-year term until the next annual meeting of stockholders. Our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an election of directors. Vacancies on the Board of Directors, resulting from any cause, and newly created directorships resulting from any increase in the number of directors, are filled exclusively by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and not by stockholders. A director elected by the Board of Directors to fill a vacancy shall hold office for the remainder of that term and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders at the Annual Meeting are eight of the current directors: William W. Burke, Valerie L. Asbury, Sheri L. Dodd, Raymond O. Huggenberger, Laura G. King, D. Brent Shafer, Carmen B. Volkart and B. Vindell Washington. Mr. Reuvers, our former Chief Executive Officer, was not nominated for reelection at the Annual Meeting. The Board of Directors has taken action to reduce the size of the Board to eight members effective upon expiration of Mr. Reuvers’ term as a director at the Annual Meeting. Proxies cannot be voted for a greater number of persons than eight, which is the number of nominees named in this Proxy Statement.

All of the director nominees, other than Ms. King, were elected as directors at our 2024 Annual Meeting of Stockholders. Ms. King was elected as a director by our Board of Directors, effective as of January 13, 2025. Ms. King was identified by a third-party search firm.

If elected, each nominee will serve as a director until the Annual Meeting of Stockholders in 2026 and until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation or removal.

The names of and certain information about the nominees for director are set forth below. There are no family relationships among any of our directors, nominees or executive officers.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

√	The Board of Directors recommends that stockholders vote FOR the election of each of the director nominees listed below

2025 Proxy Statement	9

 Nominees for Director

Set forth below are the biographies of each nominee for director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the Nominating and Corporate Governance Committee of our Board of Directors.

William W. Burke Chairman of the Board of Directors
Age: 65 Director Since: 2015 Board Committees: Nominating and Corporate Governance Committee
Professional Background and Experience

Mr. Burke served as President of Austin Highlands Advisors, LLC, a provider of corporate advisory services, from November 2015 to June 2024. He served as Executive Vice President and Chief Financial Officer of IDEV Technologies, a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013. From August 2004 to December 2007, he served as Executive Vice President and Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company that was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in November 2007. Mr. Burke remained with ReAble until June 2008. From 2001 to 2004 he served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company.

Other Directorships

Mr. Burke has served on the board of directors of numerous public and private companies. He currently serves on the boards of Adtalem Global Education Inc. (NYSE: ATGE), CeriBell, Inc. (NASDAQ: CBLL) and Nalu Medical, Inc. He previously served on the board of directors of EQ Health Acquisition Corp., Invuity, Inc. (acquired by Stryker Corporation in October 2018), LDR Holding Corporation (acquired by Zimmer Biomet in July 2016) and Medical Action Industries (acquired by Owens & Minor in October 2014).

Qualifications

We believe Mr. Burke is qualified to serve on our Board of Directors because of his significant experience as a senior executive and as a board member of multiple public companies. His extensive understanding of culture, financing and operating strategy enhances the Board’s governance and strategy capabilities.

10	Tactile Systems Technology, Inc.

Valerie L. Asbury
Age: 65 Director Since: 2022 Board Committees: Audit Committee/Nominating and Corporate Governance Committee (Chair)
Professional Background and Experience

Ms. Asbury has served as President and Chief Executive Officer of LifeScan, Inc., a diagnostic systems manufacturer with products focusing on the diabetes market, since October 2018. Prior to October 2018, LifeScan was a subsidiary of Johnson & Johnson. Ms. Asbury held various positions at Johnson & Johnson beginning in 1998, serving in various leadership roles of increasing responsibility across five different medical device and pharmaceutical divisions, including 10 years in the diabetes consumer medical device space, where she focused on strategic growth and talent development. Her most recent positions at Johnson & Johnson were Global President, Diabetes Solutions from 2013 to 2018, including the Global LifeScan subsidiary until its sale in October 2018.

Other Directorships

Ms. Asbury serves as an independent director of the Board to Nixon Medical, a family-owned Medical Apparel and Linen Service Specialist, based in Delaware. She has served on the Nixon Medical Board since 2019 and currently Chairs the President's Evaluation Committee.

Qualifications

We believe Ms. Asbury is qualified to serve on our Board of Directors because of her extensive industry and leadership experience.

Sheri L. Dodd Chief Executive Officer of the Company
Age: 59 Director Since: 2021 Board Committees: N/A
Professional Background and Experience

Ms. Dodd has served as Chief Executive Officer of the Company since July of 2024. Prior to that she served as President, Medtronic Canada at Medtronic plc. In her role she was responsible for all commercial activities related to the sale and distribution of the Medtronic portfolio in Canada. She joined Medtronic in March 2010 and has served in Vice President positions, including healthcare economics and market access, clinical research, and general management for the non-intensive diabetes therapies business and the remote patient monitoring business. From November 1997 until March 2010, Ms. Dodd held various positions with Johnson & Johnson, most recently as a Vice President of health economics and reimbursement for Ethicon, Inc. Ms. Dodd also served as an outcomes researcher with Orthopedic Surgeons, plc from January 1995 until November 1997. From May 1988 until September 1993, Ms. Dodd served as a project manager with the World Health Organization

Qualifications

We believe Ms. Dodd is qualified to serve on our Board of Directors because of her business experience in clinical and healthcare economics, reimbursement and home-based remote patient monitoring, as well as her role as our Chief Executive Officer.

2025 Proxy Statement	11

Raymond O. Huggenberger
Age: 66 Director Since: 2017 Board Committees: Compensation and Organization Committee (Chair)/Compliance and Reimbursement Committee
Professional Background and Experience

Mr. Huggenberger served as a member of the board of directors of Inogen, Inc. (Nasdaq: INGN) from 2008 to December 2021. Mr. Huggenberger served as Inogen’s Chief Executive Officer from 2008 to February 2017 and also served as Inogen’s President from 2008 until January 2016. Prior to joining Inogen, Mr. Huggenberger held various management positions with Sunrise Medical Inc., a global manufacturer and distributor of durable medical equipment, culminating as its President and Chief Operating Officer.

Other Directorships

Mr. Huggenberger currently serves on the board of directors of Avation Medical, a private medical device company. Mr. Huggenberger previously served on the board of directors of Intricon Corporation (Nasdaq: IIN), a medical technology company.

Qualifications

We believe Mr. Huggenberger is qualified to serve on our Board of Directors because of his management experience and service on other boards.

Laura G. King
Age: 61 Director Since: 2025 Board Committees: Audit Committee/Compliance and Reimbursement Committee
Professional Background and Experience

Ms. King is a co-founder and has served as Chief Executive Officer of BiaCure, Inc., a developer of effective treatments for nail fungus, since 2023. Previously, Ms. King served as co-founder and the Chief Executive Officer of Elucent Medical, a medical device company, from 2014 until 2023. She also served as President and Chief Executive Officer of NeuWave Medical, a medical device company, from 2007 to 2013. Her experience includes a 22-year career at General Electric Company (GE), where she served as a Company Officer in her role as President and Chief Executive Officer of GE Healthcare’s Global Interventional Business. Her earlier experience at GE included various senior level audit and finance roles, including Chief Information Officer and Chief Financial Officer, Consumer and ECM Motors.

Other Directorships

Ms. King serves on the board of private companies Sonoptima, Nextrast and BiaCure Therapies, all medical device companies.

Qualifications

We believe that Ms. King is qualified to serve on our Board of Directors because she is a seasoned healthcare executive with a proven track record of leadership and developing innovative products that enhance patient care.

12	Tactile Systems Technology, Inc.

D. Brent Shafer
Age: 67 Director Since: 2022 Board Committees: Audit Committee/Compensation and Organization Committee
Professional Background and Experience

Mr. Shafer currently serves as the chair and interim Chief Executive Officer of Baxter International, Inc. (NYSE: BAX), a healthcare company. He has served as a director of Baxter since May 2022. Mr. Shafer has served as a Senior Advisor to Cerner Corporation (“Cerner”), which develops and sells software systems to the healthcare industry, since October 2021. Previously, Mr. Shafer was the Chairman and Chief Executive Officer of Cerner from February 2018 until October 2021. Prior to that, Mr. Shafer served as Chief Executive Officer of Philips North America, a health technology company, and the North American division of Koninklijke Philips N.V. ("Philips") from February 2014 until 2018. In that position, Mr. Shafer oversaw a health technology portfolio that included a broad range of solutions and services covering patient monitoring, imaging, clinical informatics, sleep and respiratory care as well as a group of market-leading consumer-oriented brands, and he played a key role in helping Philips develop and strengthen its health care focus. Prior to that, Mr. Shafer served as Chief Executive Officer of the global Philips' Home Healthcare Solutions business from May 2010 until May 2014, as Chief Executive Officer of the North America region for Royal Philips Electronics from January 2009 until May 2010, and as president and Chief Executive Officer of the Healthcare Sales and Service business for Philips North America from May 2005 until May 2010.

Other Directorships

Mr. Shafer currently serves on the board of Baxter International, Inc. (NYSE: BAX) and Veracyte (NASDAQ: VCYT).

Qualifications

We believe that Mr. Shafer is qualified to serve on our Board of Directors because of his extensive industry and leadership experience.

Carmen B. Volkart
Age: 64 Director Since: 2023 Board Committees: Audit Committee (Chair)/Compensation and Organization Committee
Professional Background and Experience

Ms. Volkart served as the Chief Financial Officer of NatureWorks LLC, an advanced material company and developer of renewably-sourced polymers and chemicals, from October 2018 to September 2023. Her responsibilities included accounting, finance and information technology. She led a successful financing for a $600M capital project. From October 2012 to July 2018, she served as Chief Financial Officer and, for a portion of that time, as Senior Vice President of Commercialization, for NxThera, Inc., a medical device company. Served as Global Chief Financial Officer of Tornier, N.V., a medical device company, from June 2010 to July 2012. She led Tornier, N.V. through a successful initial public offering in 2011.

Other Directorships

Ms. Volkart has served on the board of directors of numerous public and private companies. Ms. Volkart currently serves on the board of Modular Medical, Inc. (NASDAQ: MODD), a medical device company. She previously served on the board of Antares Pharma, Inc., Sonosite, Inc. and Memry Corporation.

Qualifications

We believe that Ms. Volkart is qualified to serve on our Board of Directors because of her extensive leadership experience and financial expertise.

2025 Proxy Statement	13

B. Vindell Washington
Age: 60 Director Since: 2023 Board Committees: Nominating and Corporate Governance Committee/Compliance and Reimbursement Committee (Chair)
Professional Background and Experience

Dr. Washinton serves as the Chief Clinical Officer for Care and Director of the Health Equity Center of Excellence of Verily Life Sciences, LLC, providing clinical care leadership across research and care product suites. Dr. Washington joined Verily, an Alphabet-backed health technology company focused on research, care and health financing, in January 2020 and has served as Chief Clinical Officer of Verily Health Platforms, as well as Chief Executive Officer of Verily Onduo, where he led the strategy, development and execution of Onduo, a virtual population health solution. From 2017 to 2019, he served as Executive Vice President and Chief Medical Officer of Blue Cross Blue Shield of Louisiana and was responsible for the organization’s health plan medical management, accreditation, pharmacy and provider network functions. He served as National Coordinator and Principal Deputy for the Office of the National Coordinator for Healthcare Information Technology, where he was responsible for national healthcare information technology policy from 2016 to 2017. He held a series of roles from 2009 to 2016 at Franciscan Missionaries of Our Lady Health System, culminating in his promotion to Medical Group President where he was responsible for the development and execution of the organization’s ambulatory strategies. He worked in various roles from 1997 to 2008 at Piedmont Emergency Medicine Associates, culminating in serving as the group’s Chief Executive Officer and President.

Other Directorships

Dr. Washington serves on the board of Harvard Medical Faculty Physicians, a multi-specialty physician group practice comprised of over 1,000 Harvard Medical School (HMS) faculty members from all the major clinical specialties. He is a director of the Blue Cross Blue Shield of Louisiana Foundation, an independent, nonprofit organization dedicated to improving the lives of Louisianians by supporting health or community well-being related causes.

Qualifications

We believe that Dr. Washington is qualified to serve on our Board of Directors based on his experience in medical care, health information technology, leadership, and payor relations.

14	Tactile Systems Technology, Inc.

CORPORATE GOVERNANCE

 Director Independence

Our Board of Directors has determined that all members of the Board of Directors, except Sheri Dodd and Daniel Reuvers, are independent, as determined in accordance with the rules of the Nasdaq Stock Market. In making such independence determination, the Board of Directors considered any relationships that each such non-employee director has with our Company and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence.

 Board Leadership Structure

The positions of our Chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to their position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Although our Amended and Restated Bylaws (“Bylaws”) and Corporate Governance Guidelines do not require our Chairman of the Board and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for the Company at this time.

 Stockholder Communications

Any stockholder wishing to communicate with our Board of Directors or a particular director may do so by writing to the Board or a particular director in care of the Corporate Secretary of the Company at our principal executive offices. All communications will initially be received and processed by the Corporate Secretary, who will then refer the communication to the appropriate Board member.

 Procedures for Selecting and Nominating Director Candidates

Stockholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in Section 2.4 of our Bylaws and with Securities and Exchange Commission (“SEC”) rules and regulations. Under our Bylaws, only persons nominated in accordance with the procedures set forth in the Bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time that you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our Bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s Annual Meeting of Stockholders. For further information, see “Questions and Answers About the Annual Meeting – What is the deadline for submitting a stockholder proposal for the 2026 annual meeting?” Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is

2025 Proxy Statement	15

otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Your notice also must set forth certain information for you and any beneficial owner on whose behalf you make a nomination, as described in the Bylaws.

As required by our Corporate Governance Guidelines, when evaluating the appropriate characteristics of candidates for service as a director, the Nominating and Corporate Governance Committee takes into account many factors. The Board of Directors selects and recommends to stockholders qualified individuals who, if added to the Board, would provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for us. Board candidates are considered based on various criteria, including breadth and depth of relevant business and board skills and experiences, judgment and integrity, reputation, diversity (including geographic, occupational, gender, race and age), education, leadership ability, independence, the ability to devote sufficient time to the Board and knowledge of the Company’s industry. These considerations are made in the context of an assessment of the perceived needs of our Board of Directors at the particular point in time.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. Stockholders who wish to suggest qualified candidates should write to Tactile Systems Technology, Inc., 3701 Wayzata Boulevard, Suite 300, Minneapolis, Minnesota 55416, Attention: Corporate Secretary. Any such recommendation should include a description of the candidate’s qualifications for board service; the candidate’s written consent to be considered for nomination and to serve if nominated and elected; and addresses and telephone numbers for contacting the stockholder and the candidate for more information.

 Board Meetings and Committees

Our Board of Directors held six meetings during 2024. The independent directors regularly hold executive sessions at meetings of the Board of Directors. During 2024, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Directors are expected to attend the annual meetings of stockholders of the Company, as provided in our Corporate Governance Guidelines. All continuing directors at that time attended the 2024 Annual Meeting of Stockholders.

Audit Committee

Our Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq Stock Market rules. Our Board of Directors has determined that Ms. Volkart is an Audit Committee financial expert, as defined under the applicable rules of the SEC. Each of the members of our Audit Committee meets the requirements for financial literacy and possesses the financial qualifications required under the applicable rules and regulations of the SEC and the Nasdaq Stock Market.

16	Tactile Systems Technology, Inc.

# of Meetings
Committee Members	Primary Responsibilities	in 2024
Carmen B. Volkart (Chair) Valerie L. Asbury Laura G. King D. Brent Shafer
●
Appointing, compensating, retaining, replacing and overseeing our independent auditor;
●
Pre-approving all audit and permitted non-audit services to be provided by our independent auditor;
●
Assisting our Board of Directors in its oversight of our financial statements and other financial information to be provided by us;
●
Overseeing our compliance with legal and regulatory matters and aspects of our risk management processes;
●
Discussing with management and our independent auditors any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;
●
Overseeing our cybersecurity, information technology and data security risks and threats, the potential impact of those risks and threats on our business, operations and reputation, and management’s processes, procedures and actions to identify, assess, monitor, mitigate and remediate such risks and threats; and
●
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
7

The Audit Committee operates under a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

2025 Proxy Statement	17

Compensation and Organization Committee

Our Board of Directors has determined that each member of the Compensation and Organization Committee is “independent” as that term is defined in the rules of the SEC and the applicable Nasdaq Stock Market rules.

# of Meetings
Committee Members	Primary Responsibilities	in 2024
Raymond O. Huggenberger (Chair) D. Brent Shafer Carmen B. Volkart
●
Determining the compensation of our Chief Executive Officer and other executive officers;
●
Providing oversight of our compensation policies, plans and benefit programs;
●
Overseeing and administering our equity compensation plans;
●
Recommending to our Board of Directors the compensation arrangements for our non-employee directors;
●
Overseeing and reviewing our executive team and management succession planning; and
●
Reviewing the Company’s human capital management programs, policies, initiatives and results, including with respect to: talent management; culture; employee recruitment, training, development, promotion and retention; pay equity; and anti-harassment matters.
6

The Compensation and Organization Committee operates under a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

Nominating and Corporate Governance Committee

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the applicable Nasdaq Stock Market rules.

		# of Meetings
Committee Members	Primary Responsibilities	in 2024
Valerie L. Asbury (Chair) William W. Burke B. Vindell Washington	● Identifying qualified individuals to become Board members; ● Determining the composition of the Board and its committees; ● Assessing and enhancing the effectiveness of the Board and individual directors; and ● Developing and implementing our Corporate Governance Guidelines.	5

The Nominating and Corporate Governance Committee operates pursuant to a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com. A copy of our Corporate Governance Guidelines is also available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Committee and/or recommended by the Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the Committee as a nominee for director

18	Tactile Systems Technology, Inc.

should follow the procedures described above under “Procedures for Selecting and Nominating Director Candidates.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our Bylaws relating to stockholder nominations as described in this Proxy Statement under the heading “Questions and Answers About the Annual Meeting – What is the deadline for submitting a stockholder proposal for the 2026 annual meeting?”

Compliance and Reimbursement Committee

Our Board of Directors has determined that each member of the Compliance and Reimbursement Committee is “independent” as that term is defined in the applicable Nasdaq Stock Market rules.

		# of Meetings
Committee Members	Primary Responsibilities	in 2024
B. Vindell Washington (Chair) Raymond O. Huggenberger Laura G. King	● Assisting the Board of Directors in overseeing our regulatory compliance activities; ● Monitoring and evaluating our compliance with regulatory requirements to which we are subject; and ● Overseeing our objectives, policies and efforts related to corporate responsibility matters, including sustainability, environmental, corporate citizenship, social, political and public policy issues and developments.	4

The Compliance and Reimbursement Committee operates under a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

 Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility, including the Audit Committee’s oversight of cybersecurity risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer. In addition, the Compensation and Organization Committee reviews the Company’s compensation program and risk elements to the Company in connection with the structure of the compensation plan.

 Board Evaluations

On an annual basis, the Nominating and Corporate Governance Committee leads a comprehensive evaluation process of the Board. Each director completes an interview with our outside counsel covering matters related to the performance of the full Board and each standing committee. At the request of the Chair of the Nominating and

2025 Proxy Statement	19

Corporate Governance Committee, outside counsel reviews and prepares a summary of the completed evaluations. The Nominating and Corporate Governance Committee reviews and discusses the results of the evaluations, and reports the results to the full Board, which further reviews and discusses the results of the evaluations. In 2024, the Board also engaged a third-party firm to conduct interviews and assessments to enhance the evaluation process.

INSIDER TRADING POLICY

We have an Insider Trading Policy governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. Further, the Insider Trading Policy provides that it is the Company’s policy that any transactions by the Company in its own securities will comply with applicable laws with respect to insider trading.

 Environmental, Social & Governance Matters

At Tactile Medical, our mission is to reveal and treat people with underserved chronic conditions and help them care for themselves at home. As reflected in our Code of Business Conduct and Ethics, our company is customer-focused and mission-driven. Our unique offering includes advanced, clinically proven pneumatic compression and mobile airway clearance devices, as well as continuity of care services provided by a national network of product specialist and trainers, reimbursement experts, patient advocates and clinical staff. This combination of products and services ensures that every year tens of thousands of patients receive the at-home treatment necessary to better manage their chronic conditions. In addition to improving the quality of life for patients with chronic conditions, our solutions help increase clinical efficacy and reduce overall healthcare costs.

The Company’s core values are the foundation upon which we conduct our business and interactions with patients, healthcare professionals, caregivers, business partners, stockholders, communities, and one another. Guiding the work we do every day and influencing business aspirations, our people take pride in the fact that:

20	Tactile Systems Technology, Inc.

Tactile Medical is focused more than ever on continuous improvement and our commitment to environmental, social, and corporate governance (“ESG”) matters. This dedication is exemplified in our corporate culture, starting at the top with our Board of Directors. Our Board oversees the Company’s ESG matters and provides guidance to management with respect to corporate responsibility initiatives. In addition, our Compensation and Organization Committee and our Nominating and Corporate Governance Committee have oversight and review responsibilities related to human capital management and corporate responsibility matters, respectively.

Set forth below are the principal components of our Corporate Responsibility and Sustainability Strategy:

Human Capital Management

●

Attract top quality talent by expanding recruitment efforts and utilizing a Human Resource platform with enhanced capabilities to report, track and administer programs and initiatives

●

Present opportunities for real world learning experiences and mentorship through our Summer Internship Program

●

Recognize excellence, create opportunities for personal and professional growth and know that retaining our talented employees is a mission critical component of success

●

Evaluate employee salaries to ensure fair and competitive compensation

●

Offer a comprehensive benefits package to promote the health, productivity, and happiness of our employees

●

Foster a culture of passion for our patients, and drive to excel in our market

●

Encourage employee engagement and input

●

Provide a work environment free from harassment, intimidation, and discrimination

●

Drive employee growth and development through education and training, supervisory coaching, and annual performance reviews

2025 Proxy Statement	21

Community Involvement & Social Responsibility
●
Champion the communities in which we live and work by supporting our employee volunteerism and desire to engage in and improve our communities through local initiatives and charities
●
Support awareness of chronic lymphatic, vascular, and pulmonary conditions and enhance access to care by providing charitable and educational grants to organizations and healthcare professionals consistent with our mission, values, and policies
●
Fund and support continued clinical research to advance the treatment of chronic lymphatic, vascular, and pulmonary conditions treated by our devices, improve the lives of our patients, and lessen the financial burden on the healthcare system
●
Support access to care for patients experiencing financial hardship with our patient assistance consideration program discounted and donated devices

Ethics & Compliance
●
Live our Code of Business Conduct and Ethics which is the foundation for our compliance program, business operations, and employee behavior
●
Identify, analyze, prioritize, and mitigate business risks through our enterprise risk assessment process
●
Supply training, resources, tools, and support to engage our employees and foster an ethical and open business culture rooted in our core values
●
Empower our employees, vendors, customers, and other stakeholders to hold us accountable without fear of retaliation by promoting open communication, requesting feedback, and providing multiple avenues to report potential issues and concerns including a designated email account, online reporting platform and an anonymous hotline available 24/7

Privacy & Data Security
●
Maintain a robust data security program supported by regular security audits, with dedicated oversight by the Information Security Director, and regular reports to the Board
●
Uphold privacy policies, management oversight, accountability structures, security awareness training, and technology processes designed to protect privacy and personal data
●
Notify patients of their rights and use of personal information through our Notice of Privacy Practices provided at our first patient interaction and included in each order shipment as well as available on our website

Sustainable Sourcing
●
Prohibit human trafficking, exploitation, forced labor and slavery in our business operations, including our supply chain
●
Survey and audit our suppliers in accordance with our Quality Management System and supplier agreements to confirm suppliers are operating in conformity with our Supplier Code of Conduct
●
Work with our suppliers to meet standards and requirements in the event gaps are identified

22	Tactile Systems Technology, Inc.

Responsible Operations
●
Integrate safety into all we do to reduce illness and injuries through the establishment of well-defined safety, health, and environmental policies and procedures supported by ongoing training
●
Review post market product quality to ascertain opportunities for advancement as well as new product development
●
Identify areas of development during performance improvement assessments for continuous product and service enhancement
●
Protect our business by maintaining a robust Business Continuity and Disaster Recovery Plan to minimize risk of business disruption and instill confidence
●
Monitor and assess local conditions across the country that may impede the ability of our patients to receive their device timely and educate our patients on how to plan for an emergency as part of our patient welcome materials
●
Maintain focus and diligence in evaluating and implementing opportunities to reduce waste and cost in our company operations

We understand the importance of being a responsible corporate citizen and the value of providing transparency to our employees, patients, business partners, and stockholders. Further information on our ESG initiatives can be found in our Corporate Responsibility and Sustainability Report, which is available in the “Investors – Corporate Governance” section of our website at www.tactilemedical.com.

2025 Proxy Statement	23

DIRECTOR COMPENSATION

The following table presents the compensation for each person who served as a member of our Board of Directors during 2024, other than Ms. Dodd and Mr. Reuvers. Ms. Dodd served as a non-employee director until July 1, 2024, when she was appointed our Chief Executive Officer and remained a director of ours. Mr. Reuvers, who is also an Advisor to the Chief Executive Officer, receives no compensation for his service as a director. The compensation received by Ms. Dodd and Mr. Reuvers during 2024 is presented in the 2024 Summary Compensation Table.

 2024 Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)	($)
William W. Burke	107,500	144,996	252,496
Valerie L. Asbury	70,000	144,996	214,996
Raymond O. Huggenberger	70,000	144,996	214,996
D. Brent Shafer	67,500	144,996	212,496
Carmen B. Volkart	77,500	144,996	222,496
B. Vindell Washington	65,000	144,996	209,996

(1)	During 2024, each non-employee director could elect to receive between 10% and 100% of their aggregate cash retainers in the form of restricted stock units (“RSUs”), with the number of RSUs calculated by dividing the amount of the retainer payable on a certain date by the closing sale price per share of our common stock on the date of grant. During 2024, no director elected to receive RSUs, and there were no RSUs issued to non-employee directors, in lieu of their quarterly cash retainer amount.
(2)	Amounts shown represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of awards of RSUs granted in 2024. On May 8, 2024, the date of our 2024 Annual Meeting of Stockholders, we granted each non-employee director at the time 10,469 RSUs. The RSUs granted to our non-employee directors in 2024 will vest in full on the earlier of one year from the grant date or the date of the 2025 Annual Meeting.

24	Tactile Systems Technology, Inc.

Director Compensation

The aggregate number of RSUs and shares subject to stock options outstanding at December 31, 2024 for each non-employee director was as follows:

Name	Aggregate Number of RSUs Held as of December 31, 2024	Aggregate Number of Stock Options Held as of December 31, 2024(1)
William W. Burke	10,469	3,713
Valerie L. Asbury	10,469	—
Raymond O. Huggenberger	10,469	7,175
D. Brent Shafer	10,469	—
Carmen B. Volkart	10,469	—
B. Vindell Washington	10,469	—

(1)	All of the stock options are exercisable.

In 2024, our non-employee directors received cash compensation as follows:

Non-Employee Director Compensation Element	Payment
Board Service (Annual Cash Retainer)
All Members	$50,000
Additional Amount for the Chairman of the Board	$50,000
Committee Service (Annual Cash Retainer)	Member	Chair
Audit Committee	$10,000	$20,000
Compensation and Organization Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Compliance and Reimbursement Committee	$5,000	$10,000

Non-employee directors may elect to receive between 10% and 100% of their aggregate annual cash retainers in the form of RSUs, with the number of RSUs calculated by dividing the amount of the retainer payable on a certain date by the closing sale price per share of our common stock on the date of grant. These RSUs are fully vested upon grant and represent the right to receive one share of our common stock for each RSU upon the earlier of the director’s separation from service as a director of ours or the occurrence of a change in control of our Company.

We also reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with attending our board and committee meetings.

In addition, on the date of the 2024 Annual Meeting of Stockholders, each of our non-employee directors received an annual equity award of RSUs that had a value of approximately $145,000, with the number of RSUs calculated by dividing $145,000 by the closing sale price per share of our common stock on the date of grant.

These RSUs will vest in full on the earlier of one year after the date of grant or the date of the next year’s annual meeting of stockholders, provided the director remains a member of the board as of the vesting date.

Our Stock Ownership Guidelines (the “Guidelines”) apply to our non-employee directors, as well as our executive officers. For a description of the provisions of the Guidelines applicable to our executive officers, see “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines”. Under the Guidelines, each non-employee director is expected to own shares of our common stock with a value at least equal to five times the annual Board cash retainer (not including any chair or committee retainers). Shares owned directly and indirectly, as well as full-value equity awards (such as RSUs) with only a time-based vesting condition, count toward the ownership

2025 Proxy Statement	25

Director Compensation

level under the Guidelines, but shares subject to vested or unvested stock options and equity awards with a performance-based vesting condition do not count toward the ownership level under the Guidelines.

The applicable ownership level is to be achieved by our directors within the later of December 9, 2026 or five years of when he or she becomes subject to the Guidelines. Until a director has achieved the applicable ownership level, he or she must retain at least 50% of the “net profit shares” resulting from any stock option exercise or from the exercise, vesting or settlement of any other form of equity-based compensation award. “Net profit shares” refers to that portion of the number of shares subject to the exercise, vesting or settlement of an award that the director would receive had he or she authorized us to withhold shares otherwise deliverable in order to satisfy any applicable exercise price. Each of our non-employee directors either complies with, or is making progress within the permitted time period to comply with, the stock ownership level applicable to him or her under the Guidelines.

26	Tactile Systems Technology, Inc.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025. Our Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment, but may decide not to direct the appointment of a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

Grant Thornton LLP has audited our financial statements for each year since the year ended December 31, 2015. We expect representatives of Grant Thornton LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

√

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.

2025 Proxy Statement	27

AUDIT MATTERS

 Auditor Fees

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Grant Thornton LLP and its affiliates for our fiscal years ended December 31, 2024 and 2023.

	Year Ended
	December 31,
	2024	2023
Audit Fees	$658,320	$690,560
Audit-Related Fees	—	2,080
Tax Fees	—	—
All Other Fees	—	—
Total	$658,320	$692,640

Audit Fees. Audit fees consist of fees billed for professional services performed by Grant Thornton LLP for the audit of our annual financial statements, the review of interim financial statements and the audit of the effectiveness of our internal control over financial reporting. Audit fees for 2023 also include fees of $78,000 for services provided in connection with our equity offering.

Audit-Related Fees. Audit-related fees in 2023 consisted of a fee for professional services rendered in connection with training on understanding and preparing disclosures as it pertains to greenhouse gas emissions. There were no audit-related fees in 2024.

Tax Fees.  There were no such fees incurred in 2024 or 2023.

All Other Fees. There were no such fees incurred in 2024 or 2023.

 Pre-Approval of Audit and Non-Audit Services

It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our Audit Committee. Under the policy, the Chairman of the Audit Committee has also been delegated the authority to approve services up to a specified fee amount. The Chairman of the Audit Committee will report, for informational purposes only, any interim pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to our management.

All Grant Thornton LLP services and fees were pre-approved in accordance with the policy described above. The fees for the year-end audit for the year ended December 31, 2024 were also approved by the Audit Committee.

28	Tactile Systems Technology, Inc.

Audit Matters

 Audit Committee Report

The Audit Committee assists the Board of Directors with the oversight of the Company’s financial reporting process. Management is responsible for the Company’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Grant Thornton LLP is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), as well as auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s main responsibility is to monitor and oversee this process.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2024, with management. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited 2024 financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

THE AUDIT COMMITTEE Carmen B. Volkart, Chair Valerie L. Asbury Laura G. King D. Brent Shafer

2025 Proxy Statement	29

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as the “say-on-pay” vote), as required pursuant to Section 14A of the Exchange Act. As described in the Compensation Discussion and Analysis (“CD&A”), we have designed the compensation arrangements for our named executive officers to provide compensation in overall amounts and in forms that attract and retain talented and experienced individuals and motivate our executive officers to achieve the goals that are important to our growth. Our Board and Compensation and Organization Committee believe that our executive compensation program is tied to performance, aligns with stockholder interests and merits stockholder support. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion contained in this Proxy Statement.”

Because your vote is advisory, it will not be binding on the Board of Directors or the Compensation and Organization Committee. However, the Board of Directors and the Compensation and Organization Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with stockholders to better understand the concerns that influenced the vote. We currently hold our say-on-pay vote every year, so the next advisory vote on the compensation of our named executive officers will occur at our 2026 Annual Meeting of Stockholders, subject to the Board’s consideration of the outcome of the advisory vote regarding the frequency of future say-on-pay votes, which is included as Proposal 4 for the Annual Meeting.

√	The Board of Directors recommends that stockholders vote FOR the approval of the compensation of our named executive officers.

30	Tactile Systems Technology, Inc.

PROPOSAL 4: ADVISORY VOTE on the frequency of future advisory votes on executive compensation

We are providing our stockholders the opportunity to cast an advisory (non-binding) vote on the frequency of future advisory votes to approve the compensation of our named executive officers.

This proposal gives our stockholders the opportunity to express their views as to whether future say-on-pay votes should occur every one, two or three years. Because your vote is advisory, it will not be binding on the Board of Directors. However, the Board will carefully consider the outcome of the frequency vote and other communications from stockholders when making future decisions regarding the frequency of say-on-pay votes.

After careful consideration, the Board of Directors believes that submitting the advisory vote on executive compensation to stockholders on an annual basis continues to be appropriate.

√	The Board of Directors recommends that stockholders vote for a frequency of ONE YEAR for future advisory votes on executive compensation

2025 Proxy Statement	31

Executive Compensation

EXECUTIVE COMPENSATION

 Compensation Discussion and Analysis

This section discusses the material components of the executive compensation program for our named executive officers identified below. For 2024, our named executive officers were:

●	Sheri L. Dodd, Chief Executive Officer;
●	Elaine M. Birkemeyer, Chief Financial Officer;
●	Kristie T. Burns, Senior Vice President, Marketing and Clinical Affairs;
●	Sherri L. Ferstler, Senior Vice President, Sales until February 18, 2025; and
●	Daniel L. Reuvers, Chief Executive Officer until June 30, 2024.

Effective July 1, 2024, Ms. Dodd was appointed our Chief Executive Officer, replacing Mr. Reuvers, who had announced his retirement as Chief Executive Officer. Mr. Reuvers did not receive any severance or similar payments or benefits as a result of his retirement. Mr. Reuvers continued to be employed by the Company as Advisor to the Chief Executive Officer (“Advisor to CEO”), a non-executive role, effective July 1, 2024, through March 31, 2025. Pursuant to the Transition Letter Agreement between us and Mr. Reuvers dated April 23, 2024 (the “Transition Letter Agreement”) and the related Clarification Letter dated June 20, 2024 (the “Clarification Letter” and together with the Transition Letter Agreement, the “Transition Agreement”), Mr. Reuvers was paid an annualized salary of $525,000 in his role as Advisor to CEO and he was not eligible to earn or receive any form of cash bonus compensation for 2024 or any subsequent year. In addition, equity awards held by Mr. Reuvers with vesting dates after March 31, 2025, were cancelled on June 20, 2024.

On February 18, 2025, Ms. Ferstler ceased holding the position of Senior Vice President, Sales and was no longer an executive officer of the Company. Due to the Company’s reorganization of its sales functions, Ms. Ferstler’s role would have changed such that she provided notice of her resignation for Good Reason (as defined in the Company’s Executive Employee Severance Plan (the “Severance Plan”)), and her last day of employment was March 10, 2025. As provided in the Severance Plan, Ms. Ferstler receives the severance payments, benefits and equity vesting as set forth in Section IV of the Severance Plan as a qualifying severance event before a change in control. For additional information, see “Potential Payments Upon Termination or Change in Control.”

Compensation Objectives and Process

Our compensation programs are designed to:

●	attract and retain individuals with superior ability and managerial experience;
●	align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

32	Tactile Systems Technology, Inc.

●	increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the Company.

Our Compensation and Organization Committee is primarily responsible for establishing and approving the compensation for all of our executive officers. The Compensation and Organization Committee oversees our compensation and benefit plans and policies, oversees and administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The Compensation and Organization Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than herself. Our Compensation and Organization Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions.

Our Compensation and Organization Committee’s practice is to approve the value and type of annual equity awards to the named executive officers in the first quarter of each fiscal year, with the effective grant date being the second trading day following the release of the Company’s fourth quarter and full year earnings. Our Compensation and Organization Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We have not granted stock options to named executive officers since 2021.

Our Compensation and Organization Committee also values the opinions of our stockholders, and it reviews and considers the outcome of our annual say-on-pay vote, along with other relevant factors, in evaluating the compensation program for the named executive officers. At our 2023 annual meeting, stockholders showed strong support for our executive compensation program, with approximately 96% of votes cast approving our advisory say-on-pay resolution. The Compensation and Organization Committee considered the strong level of stockholder support and made no material changes in our executive compensation program for 2024 as a result of the 2023 say-on-pay vote.

2025 Proxy Statement	33

Executive Compensation

01 NO TAX GROSS-UPS OUR NAMED EXECUTIVE OFFICERS ARE NOT ENTITLED TO ANY TAX GROSS-UP TREATMENT ON ANY SEVERANCE OR CHANGE IN CONTROL BENEFITS.

  02

NO EXCESSIVE RISK

OUR COMPENSATION AND
ORGANIZATION COMMITTEE
REVIEWED OUR COMPENSATION
PROGRAM AND DETERMINED
THAT IT DOES NOT CREATE
INAPPROPRIATE OR EXCESSIVE
RISK THAT IS LIKELY TO HAVE A
MATERIAL ADVERSE EFFECT
ON OUR COMPANY.

03 STANDARDIZED EQUITY GRANT TIMING WE GENERALLY GRANT EQUITY AWARDS ON THE SECOND TRADING DAY FOLLOWING THE ISSUANCE OF OUR EARNINGS RELEASE FOR A COMPLETED FISCAL QUARTER.

    04

INDEPENDENT
COMPENSATION CONSULTANT

OUR COMPENSATION AND
ORGANIZATION COMMITTEE
ENGAGES AN
INDEPENDENT COMPENSATION
CONSULTANT TO ASSIST THE
COMMITTEE WITH
DETERMINING COMPENSATION
FOR OUR NAMED EXECUTIVE
OFFICERS AND TO PROVIDE THE
COMMITTEE

WITH MARKET DATA AND
GUIDANCE ON BEST PRACTICES.

COMPENSATION POLICIES AND PRACTICES
08 STOCK OWNERSHIP GUIDELINES WE MAINTAIN STOCK OWNERSHIP GUIDELINES WHICH REQUIRE OUR NAMED EXECUTIVE OFFICERS TO BENEFICIALLY OWN SHARES OF OUR COMMON STOCK.			05 NO HEDGING OR PLEDGING TRANSACTIONS OUR INSIDER TRADING POLICY PROHIBITS OUR DIRECTORS AND EXECUTIVE OFFICERS FROM PURCHASING OUR SECURITIES ON MARGIN, OR OTHERWISE PLEDGING OR HEDGING OUR SECURITIES.
07 MULTI-YEAR PERFORMANCE PERIODS THE ANNUAL EQUITY AWARDS GRANTED TO OUR NAMED EXECUTIVE OFFICERS VEST OR ARE EARNED OVER A MULTI-YEAR PERIOD.

  06

PERFORMANCE-BASED
COMPENSATION

OUR COMPENSATION PROGRAM IS
DESIGNED SO THAT A SIGNIFICANT
PORTION OF COMPENSATION IS
“AT RISK” BASED ON CORPORATE
PERFORMANCE, AS WELL AS EQUITY-
BASED, ALIGNING THE INTERESTS OF
OUR NAMED EXECUTIVE OFFICERS
AND OUR STOCKHOLDERS.

34	Tactile Systems Technology, Inc.

Use of Compensation Consultant and Market Comparisons

In connection with the Compensation and Organization Committee’s review of our 2024 executive compensation program, the Compensation and Organization Committee directly engaged Coda Advisors LLC (“Coda”) to act as its outside compensation consultant to perform a review of executive compensation, including a market benchmarking assessment. Coda assisted the Compensation and Organization Committee with evaluating our compensation philosophy and providing guidance in administering our compensation program. Coda does not provide any other services to the Company. The Compensation and Organization Committee has determined that the work of Coda has not raised any conflict of interest.

The Compensation and Organization Committee reviewed a report prepared by Coda reflecting a benchmarking review of our executive compensation program, including base salary, cash incentive and equity award levels for our executives, compared to competitive practice for companies in related businesses of similar size and market value. In connection with making 2024 executive compensation determinations, the competitive compensation data was analyzed for an 18-company peer group of publicly traded medical device and technology companies using the most recent annual meeting proxy statements, annual reports and 8-K filings. The 18 companies included in the peer group were:

● AngioDynamics, Inc.	● Cutera, Inc.	● Nevro Corp.
● Artivion, Inc.	● Glaukos Corporation	● Outset Medical, Inc.
● AtriCure, Inc.	● Inogen, Inc.	● SI-BONE, Inc.
● Axogen, Inc.	● iRhythm Technologies, Inc.	● STAAR Surgical Company
● Axonics, Inc.	● LeMaitre Vascular, Inc.	● Surmodics, Inc.
● Cardiovascular Systems, Inc.	● MiMedx Group, Inc.	●Zynex, Inc.

Although the Compensation and Organization Committee does not rely solely on benchmarking to determine any element of compensation or overall compensation, the Compensation and Organization Committee does believe that compensation data is important to the competitive positioning of the Company’s compensation levels. The Committee utilized this data to assess whether our executive compensation falls within a competitive range against industry norms. For 2024, the Committee generally targeted the 50th percentile of our peer group for benchmarking purposes.

Executive Compensation Components and 2024 Determinations

Our executive compensation program in 2024 consisted of base salary, cash incentive bonuses, long-term incentive compensation in the form of performance stock units (“PSUs”) and RSUs, and a broad-based benefits program. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The Compensation and Organization Committee considers a number of factors in setting compensation for our executive officers, including Company performance, as well as the executive’s performance, experience and responsibilities, and the compensation of executive officers in similar positions at comparable companies.

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Executive Compensation

Base Salary

Our named executive officers receive a base salary to compensate them for the satisfactory performance of duties to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries for 2024 for the named executive officers were set based on market competitiveness utilizing the compensation data of the peer group provided by the Compensation and Organization Committee’s compensation consultant.

The Compensation and Organization Committee approved increases for each named executive officer at the time, as shown below, effective January 1, 2024, based on its review of the base salaries of executives in similar positions at the companies in our peer group. In connection with the appointment of Ms. Dodd as Chief Executive Officer effective July 1, 2024, and Mr. Reuvers’ transition to Advisor to CEO, the Compensation and Organization Committee established their annual base salaries, as shown below, based on, for Ms. Dodd, its review of the base salaries of executives in similar positions at the companies in our peer group and, for Mr. Reuvers, the expected role and responsibilities as Advisor to CEO.

The following table sets forth the annual base salary of each of the named executive officers for 2024, as well as the percentage change from 2023 base salary amounts:

Name	2024 Base Salary	2023 Base Salary	Percentage Increase
Sheri L. Dodd	$650,000	N/A	N/A
Elaine M. Birkemeyer	$425,000	$400,000	6.3%
Kristie T. Burns	$387,000	$376,000	2.9%
Sherri L. Ferstler	$355,000	$340,000	4.4%
Daniel L. Reuvers	$700,000/525,000 (1)	$650,000	7.7/(19.2)%
(1)	Reflects Mr. Reuvers’ annual base salary amount of $700,000 for January 1, 2024 – June 30, 2024 and $525,000 for July 1, 2024 – December 31, 2024.

Cash Incentive Compensation

Our Compensation and Organization Committee has adopted a Management Incentive Plan (the “MIP”) pursuant to which annual cash incentive opportunities may be provided to our executive officers and other employees. The MIP provides that any of our employees is eligible to participate, and that the Compensation and Organization Committee will designate which employees will participate in the MIP and be granted an award for each calendar year performance period. When an award is made, the Compensation and Organization Committee will specify the terms and conditions of the award, which will include the performance goals and period under which the award may be earned. The performance measures specified in the MIP involve a variety of financial and operational measures, and performance goals based on these measures may relate to Company, subsidiary, business unit or individual performance.

In connection with establishing or applying the performance goals applicable to any performance period, the Compensation and Organization Committee may adjust the performance goals or the performance measures on which they are based to equitably reflect, in the Compensation and Organization Committee’s judgment, the impact of events during the performance period that are unusual in nature or infrequently occurring (such as acquisitions, divestitures, restructuring activities or asset write-downs), changes in applicable tax laws or accounting principles, equity restructurings, reorganizations or other changes in corporate capitalization.

36	Tactile Systems Technology, Inc.

Following the completion of each performance period, the Compensation and Organization Committee will determine the degree to which the applicable performance goals were attained and the corresponding award amounts that would be payable to participants based on such attainment. The Compensation and Organization Committee retains the discretion, based on factors it deems relevant, to increase or decrease (including to zero) the amount of an award that would otherwise be payable to any participant based on attainment of applicable performance goals. The amount of any award determined by the Compensation and Organization Committee to be payable will be paid to the participant in a lump sum cash payment no later than March 15 of the calendar year immediately following the applicable performance period. A participant must continue to be employed by us on the date of payment to receive payment of an award under the MIP.

In February 2024, the Compensation and Organization Committee, pursuant to the MIP and with respect to the 2024 performance period, selected the applicable performance measures, specified the performance goals based on those performance measures, and specified the method for calculating the amount payable to our named executive officers if and to the extent the performance goals are satisfied. As in the prior year, the Committee selected revenue and net income before interest, taxes, depreciation and amortization, stock-based compensation expense and other adjustments (“Adjusted EBITDA”) as the performance measures, which are among the performance measures set forth in the MIP.

Target bonus amounts for these named executive officers were split 65% based on our achievement of 2024 revenue goals and 35% based on our achievement of 2024 Adjusted EBITDA goals.

The following payout levels associated with the degree to which the revenue and Adjusted EBITDA goals were attained for 2024 were as follows:

Revenue (In millions)	Threshold	Target	Maximum
Results	$283.0	$310.0	$337.0
Percentage Payout Level	50%	100%	150%

Adjusted EBITDA (In millions)	Threshold	Target	Maximum
Results	$31.1	$36.4	$41.7
Percentage Payout Level	50%	100%	150%

The Compensation and Organization Committee provided that payout levels would be interpolated for results between the threshold and maximum levels.

In February 2024, the Compensation and Organization Committee also established the target amounts to which the resulting percentage payout level would be applied. The target dollar amount as a percentage of base salary for each participating named executive officer at the time was:

Name	Target Dollar Amount as a Percentage of Base Salary
Elaine M. Birkemeyer	60%
Kristie T. Burns	50%
Sherri L. Ferstler	50%

With respect to Ms. Dodd, the Compensation and Organization Committee established the target amount of her 2024 bonus at 90% of her base salary prorated for the time she served in her role in 2024, which was from July 1, 2024 through December 31, 2024. With respect to Mr. Reuvers, in February 2024, his target dollar amount was set at 100% of his base salary, however, pursuant to his Transition Agreement, he is no longer eligible to earn or receive any amounts under the MIP for 2024.

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Executive Compensation

The MIP for 2024 also provided that if the aggregate amount to be paid to all employees of the Company under the MIP for 2024 would cause the Company’s Adjusted EBITDA for 2024 to fall below $31.1 million, the Company would reduce the amounts paid to all employees on a pro rata basis based on each employee’s potential bonus award payout amount such that the aggregate amount to be paid to all employees of the Company under the MIP for 2024 would not cause the Company’s Adjusted EBITDA to fall below $31.1 million.

In February 2025, our Compensation and Organization Committee determined the degree to which the 2024 revenue and Adjusted EBITDA goals were attained, and the resulting payout level relative to the target amount for each metric. For 2024, revenue was $293.0 million, and therefore the Committee determined that the resulting percentage payout level relative to the target amount for that metric was 68.5%. For 2024, Adjusted EBITDA was $37.1 million, and therefore the Committee determined that the resulting percentage payout level relative to the target amount for that metric was 106.7%. Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure. The weightings applicable to each of the revenue metric (65%) and the Adjusted EBITDA metric (35%) were then applied to the percentage payout level for each metric, resulting in a weighted payout percentage of 82.0% of the target dollar amount.

The Committee did not exercise any discretion to increase or decrease the amounts payable pursuant to the MIP for 2024 as calculated pursuant to the terms as described above. As a result, based on the results as applied to the MIP for 2024 as described above, the Compensation and Organization Committee’s approval resulted in the payment of the following amounts to our named executive officers under the MIP for 2024:

Name	2024 MIP Payment
Sheri L. Dodd	$239,850
Elaine M. Birkemeyer	$209,100
Kristie T. Burns	$158,670
Sherri L. Ferstler	$145,550

Equity-Based Compensation

Equity Awards Granted in 2024

With respect to the 2024 annual equity awards to the named executive officers, the Compensation and Organization Committee reviewed various factors, including the total compensation package of our executives, its focus on pay for performance and its compensation consultant’s recommendation to provide a mix of equity-based compensation for 2024. The Compensation and Organization Committee determined to continue to grant RSUs and PSUs to our executive officers as the forms of equity compensation awards. The Compensation and Organization Committee believes that this mix emphasizes performance, further aligning with our stockholders’ interests, and promotes retention. The Compensation and Organization Committee determined that the mix of RSUs and PSUs would be 50% RSUs and 50% PSUs for Mr. Reuvers and 60% RSUs and 40% PSUs for the other named executive officers.

In February 2024, under our 2016 Equity Incentive Plan (the “2016 Plan”), the Compensation and Organization Committee approved the grant of RSUs and PSUs (the “2024 PSUs”) to our then named executive officers, as the long-term incentive component of our compensation program. For Mr. Reuvers, Ms. Birkemeyer, Ms. Burns, and Ms. Ferstler, the RSUs and 2024 PSUs had an effective grant date of February 21, 2024, which was the second trading day following the issuance of our earnings release for the fourth quarter and full year 2023. In connection with the appointment of Ms. Dodd as Chief Executive Officer, the Compensation and Organization Committee approved the grant of the RSUs and the 2024 PSUs to her as her annual grant of equity awards, which had an effective grant date of August 7, 2024, which was the second trading day following the issuance of our earnings release for the second quarter of 2024.

38	Tactile Systems Technology, Inc.

The number of RSUs and the target number of 2024 PSUs granted to our named executive officers in 2024 as part of their annual grants as executive officers were as follows:

Name	Restricted Stock Units (#)	Target Performance Stock Units (#)
Sheri L. Dodd	64,959	63,103
Elaine M. Birkemeyer	32,420	21,613
Kristie T. Burns	19,452	12,968
Sherri L. Ferstler	21,613	14,409
Daniel L. Reuvers(1)	72,046	72,046
(1)	Pursuant to the Transition Agreement, all of Mr. Reuvers’ 2024 PSUs and two-thirds of his 2024 RSUs were cancelled on June 20, 2024, the date of the Clarification Letter, as they were to be unvested when his employment terminated on March 31, 2025.

These RSUs are scheduled to vest one-third on each of the first three anniversaries of the grant date, subject to continued service on each vesting date.

Because Ms. Dodd served as a non-employee director on the date of the 2024 annual meeting of stockholders, she received the annual grant of RSUs for non-employee directors, which were 10,469 RSUs with an effective grant date of May 8, 2024. These RSUs will vest in full on the earlier of one year from the grant date or the date of the 2025 annual meeting of stockholders.

The 2024 PSUs have three separate performance years of 2024, 2025 and 2026, with the performance metrics, weighting and potential achievement from 25% to 175% of target as follows:

Performance Metric	Weight	Threshold	Target	Max
Revenue Growth over Prior Year	65%	25%	100%	175%
Adjusted EBITDA Metric ● Margin in 2024 ● Change from Prior Year in 2025 ● Change from Prior Year in 2026	35%

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Executive Compensation

If and to the extent any 2024 PSUs are determined by the Compensation and Organization Committee to be earned based on the level of achievement of the performance goals, the earned 2024 PSUs with respect to each performance year will vest as follows:

Fraction of Grant	Earned Based on		Vests
1/3	2024 Performance Year	→	Date on which the Committee certifies the number of PSUs earned with respect to the 2025 performance year
1/3	2025 Performance Year	→
1/3	2026 Performance Year	→	Date on which the Committee certifies the number of PSUs earned with respect to the 2026 performance year

Earned PSU Awards for 2024 Performance Period

2023 PSUs – 2024 Performance Year

As previously disclosed, the PSUs granted in 2023 (the “2023 PSUs”) have three separate performance periods of 2023, 2024 and 2025. With respect to the 2024 performance year, the 2023 PSUs provide that one-third of the target number of 2023 PSUs would have been earned if and to the extent the performance goals based on revenue change and Adjusted EBITDA as a percentage of revenue (“Adjusted EBITDA Margin”) change in 2024 were achieved.

On February 20, 2025, our Compensation and Organization Committee determined the degree to which the 2024 revenue change and 2024 Adjusted EBITDA Margin change goals under the 2023 PSUs were attained, and the resulting payout level relative to the target amount for each metric. The weightings applicable to each of the revenue change metric (65%) and the Adjusted EBITDA Margin change metric (35%) were then applied to the percentage payout level for each metric, resulting in a weighted payout percentage of 90.4% of the target number of 2023 PSUs for the 2024 performance year. The threshold, target and maximum levels of performance for each metric, as well as the actual performance and related payout as a percentage of target are set forth below:

Goal	Weight	Threshold(1) (25%)	Target(1) (100%)	Maximum(1) (175%)	Payout (as a % of target)
Revenue Change (2024 Revenue Compared to 2023 Revenue)	65%	Actual revenue change (2) 106.8%
		▼
					45.1%
		103.75%	115%	126.25%
Adjusted EBITDA Margin Change (2024 Adjusted EBITDA Margin Compared to 2023 Adjusted EBITDA Margin)	35%	Actual Adjusted EBITDA Margin change (3) 117.6%
				▼
					175%
		102.5%	110%	117.5%
			Total weighted payout		90.4%
(1)	The 2023 PSUs provide that if the revenue change or Adjusted EBITDA Margin change achieved by the Company during 2024 was between performance levels specified in the table, the corresponding payout factor would be determined by linear interpolation. Further, if actual results are below the threshold performance level specified in the table, the corresponding payout factor will be zero.
(2)	Revenue for 2024 was $293.0 million.
(3)	Adjusted EBITDA Margin for 2024 was 12.7%. Adjusted EBITDA Margin is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

40	Tactile Systems Technology, Inc.

The Compensation and Organization Committee approved the following number of 2023 PSUs earned for each named executive officer who holds 2023 PSUs pursuant to the 2024 performance year:

Name	Target Number of 2023 PSUs for the 2024 Performance Year	Actual Number of 2023 PSUs Earned for the 2024 Performance Year
Daniel L. Reuvers	17,537	15,853
Elaine M. Birkemeyer	3,812	3,446
Kristie T. Burns	3,716	3,359

The earned 2023 PSUs with respect to the 2024 performance year shown in the table above vested on February 20, 2025, the date on which the Committee certified the number of 2023 PSUs earned with respect to the 2024 performance year.

2024 PSUs – 2024 Performance Year

As discussed above, the 2024 PSUs have three separate performance periods of 2024, 2025 and 2026. With respect to the 2024 performance year, the 2024 PSUs provide that one-third of the target number of 2024 PSUs would have been earned if and to the extent the performance goals based on revenue change and Adjusted EBITDA Margin in 2024 were achieved.

On February 20, 2025, our Compensation and Organization Committee determined the degree to which the 2024 revenue change and 2024 Adjusted EBITDA Margin goals under the 2024 PSUs were attained, and the resulting payout level relative to the target amount for each metric. The weightings applicable to each of the revenue change metric (65%) and the Adjusted EBITDA Margin metric (35%) were then applied to the percentage payout level for each metric, resulting in a weighted payout percentage of 95.6% of the target number of 2024 PSUs for the 2024 performance year. The threshold, target and maximum levels of performance for each metric, as well as the actual performance and related payout as a percentage of target are set forth below:

Goal	Weight	Threshold(1) (25%)	Target(1) (100%)	Maximum(1) (175%)	Payout (as a % of target)
Revenue Change (2024 Revenue Compared to 2023 Revenue)	65%	Actual revenue change (2) 106.8%
		▼
					52.8%
		103.0%	113.0%	123.0%
2024 Adjusted EBITDA Margin	35%	Actual Adjusted EBITDA Margin(3) 12.7%
				▼
					175%
		11.0%	11.7%	12.4%
			Total weighted payout		95.6%
(1)	The 2024 PSUs provided that if the revenue change or Adjusted EBITDA Margin achieved by the Company during 2024 was between performance levels specified in the table, the corresponding payout factor would be determined by linear interpolation. Further, if actual results are below the threshold performance level specified in the table, the corresponding payout factor will be zero.
(2)	Revenue for 2024 was $293.0 million.
(3)	Adjusted EBITDA margin for 2024 was 12.7%. Adjusted EBITDA Margin is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

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Executive Compensation

The Compensation and Organization Committee approved the following number of PSUs earned for each named executive officer who holds 2024 PSUs pursuant to the 2024 performance year under 2024 PSUs:

Name	Target Number of 2024 PSUs for the 2024 Performance Year	Actual Number of 2024 PSUs Earned for the 2024 Performance Year
Sheri L. Dodd	21,034	20,108
Elaine M. Birkemeyer	7,204	6,887
Kristie T. Burns	4,322	4,131
Sherri L. Ferstler	4,803	4,591

The earned PSUs with respect to the 2024 performance year shown in the table above will vest on the date on which the Committee certifies the number of 2024 PSUs earned with respect to the 2025 performance year.

Executive Severance Arrangements

On November 1, 2018, the Compensation and Organization Committee of our Board of Directors approved and adopted the Tactile Systems Technology, Inc. Executive Employee Severance Plan, which was amended and restated on October 15, 2024 (the “Severance Plan”). Employees who are designated by our Board of Directors or a committee thereof are eligible to be participants in the Severance Plan. Each of Mses. Dodd, Birkemeyer and Burns is, and Ms. Ferstler was, a participant in the Severance Plan. In connection with their designation as a participant in the Severance Plan, each of the participants entered into a Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement (each, a “Restrictive Covenants Agreement”) with us. See “Potential Payments Upon Termination or Change in Control – Severance Plan” for a description of the terms of the Severance Plan. The Compensation and Organization Committee adopted the Severance Plan in lieu of the employment agreements to provide for standardization of the severance terms for all of our executive officers.

Retirement, Health, Welfare and Additional Benefits

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our named executive officers are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as all of our other full-time employees. Our 401(k) plan permits, but does not require, the Company to make discretionary contributions. The Company made contributions to named executive officers under the 401(k) plan in 2024, as shown in the ”2024 Summary Compensation Table.”

We have an Employee Stock Purchase Plan (“ESPP”) in which all of our employees who have been employed for at least 60 days are eligible to participate. The ESPP permits employees to acquire shares of our common stock through periodic payroll deductions of up to 15% of their eligible compensation, subject to certain limitations. The purchase price of our common stock acquired on each purchase date under the ESPP will be no less than 85% of the lower of the closing market price per share of our common stock on (i) the first trading day of the applicable purchase period or (ii) the last trading day of the applicable purchase period.

42	Tactile Systems Technology, Inc.

Clawback Policy

We maintained a clawback policy pursuant to, and in compliance with, Rule 10D-1 of the Exchange Act, as amended, SEC regulations promulgated thereunder, and applicable Nasdaq listing standards (the "Required Clawback Policy"), as well as a supplemental clawback policy (the "Supplemental Clawback Policy").

The Required Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by officers of the Company, as defined under Rule 16a-1(f) of the Exchange Act (“executive officers”). The Required Clawback Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Required Clawback Policy provides that promptly following such an accounting restatement, the Compensation and Organization Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Required Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.

The Supplemental Clawback Policy provides that if any employee with the title of senior vice president or above (including executive officers) of the Company is determined by the Compensation and Organization Committee to have engaged in misconduct resulting in either a violation of the law or of Company policy that has caused significant financial or reputational harm to the Company, and either the individual committed the misconduct directly or failed in his or her responsibility to manage or monitor the applicable conduct or risks, then the Compensation and Organization Committee may determine to require recovery from such individual of any or all incentive compensation (which includes any annual or long-term incentive compensation, including equity-based compensation) that was awarded, vested or paid or is scheduled to be vested or paid during any fiscal year in which the misconduct occurred.

Compensation Risk Assessment

The Compensation and Organization Committee has reviewed the concept of risk as it relates to our compensation programs and believes that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation and Organization Committee believes that our compensation programs do not foster undue risk-taking, because they focus on performance of Company-wide annual goals that are aligned with the long-term interests of our stockholders and they include risk control and mitigation factors.

Stock Ownership Guidelines

Our Board of Directors has established Stock Ownership Guidelines applicable to our directors and executive officers. For a description of the provisions of the Guidelines applicable to our directors, see “Director Compensation.”

Under the Guidelines, our Chief Executive Officer is expected to own shares of our common stock with a value at least equal to three times his annual base salary, and our other executive officers are expected to own shares of our common stock with a value at least equal to one times their annual base salaries. Shares owned directly and indirectly,

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Executive Compensation

as well as the full-value equity awards (such as RSUs) with only a time-based vesting condition, count toward the ownership level under the Guidelines, but shares subject to vested or unvested stock options and equity awards with a performance-based vesting condition do not count toward the ownership level under the Guidelines.

The applicable ownership level is to be achieved by our executive officers within the later of December 9, 2026 or five years of when he or she becomes subject to the Guidelines. Until an executive officer has achieved the applicable ownership level, he or she must retain at least 50% of the “net profit shares” resulting from any stock option exercise or from the exercise, vesting or settlement of any other form of equity-based compensation award. “Net profit shares” refers to that portion of the number of shares subject to the exercise, vesting or settlement of an award that the officer would receive had he or she authorized us to withhold shares otherwise deliverable in order to satisfy any applicable exercise price or withholding taxes. The Compensation and Organization Committee is responsible for monitoring the application of the Guidelines.

Each of our executive officers either complies with, or is making progress within the permitted time period to comply with, the stock ownership level applicable to him or her under the Guidelines.

Prohibition on Pledging and Hedging

Under the terms of our Insider Trading Policy, our executive officers and directors are prohibited from: pledging our stock; engaging in short sales of our stock; buying or selling put or call options or other derivative securities based on our stock; purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our stock; and engaging in limit orders or other pre-arranged transactions that execute automatically, except for same-day limit orders and approved 10b5-1 plans.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee.” Although a previous exception to this limit for “performance-based” compensation has since been eliminated, the Compensation and Organization Committee continues to believe that a significant portion of our executives’ compensation should be tied to the Company’s performance and that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expenses to the Company.

The Compensation and Organization Committee also takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

44	Tactile Systems Technology, Inc.

 Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

THE COMPENSATION AND ORGANIZATION COMMITTEE
Raymond O. Huggenberger, Chair D. Brent Shafer Carmen B. Volkart

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Executive Compensation

 2024 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for 2024, 2023 and 2022:

		Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Sheri L. Dodd (6)	2024	357,500	—	1,869,991	239,850	9,500	2,476,841
Chief Executive Officer

Elaine M. Birkemeyer (6)	2024	425,000	—	749,978	209,100	13,800	1,397,878
Chief Financial Officer	2023	315,385	—	849,976	187,898	—	1,353,259

Kristie T. Burns	2024	387,000	—	449,990	158,670	13,800	1,009,460
SVP, Marketing and Clinical Affairs	2023	376,000	—	399,978	204,920	6,100	986,998
	2022	362,000	—	499,987	170,719	6,100	1,038,806
Sherri L. Ferstler (6)	2024	355,000	—	499,985	145,550	13,800	1,014,335
SVP, Sales	2023	143,846	7,326	339,984	77,674	3,923	572,753

Daniel L. Reuvers (7)	2024	616,538	—	1,999,997	—	13,800	2,630,335
Former Chief Executive Officer	2023	650,000	—	1,509,993	708,500	6,100	2,874,593
	2022	625,000	—	1,999,984	589,500	6,100	3,220,584

(1)	For all named executive officers other than Ms. Dodd, represents base salary earned during the year indicated. For Ms. Dodd, includes $330,000 in base salary earned during 2024 for her service as our Chief Executive Officer beginning July 1, 2024, and $27,500 in the cash retainer for her service as a non-employee director in 2024 through June 30, 2024. For Mr. Reuvers, includes $350,000 in base salary earned while he served as Chief Executive Officer in 2024 through June 30, 2024, and $266,538 in base salary earned while he served as Advisor to CEO in 2024 beginning July 1, 2024.
(2)	Represents, for Ms. Ferstler in 2023, the excess of the cash bonus amount of $85,000 as provided for in her offer letter as a guaranteed bonus payment over the amount she earned and was paid as shown under the “Non-Equity Incentive Plan Compensation” column.
(3)	Represents the aggregate grant date fair value of RSU and PSU awards granted during the given year, computed in accordance with FASB ASC Topic 718, which for RSUs was equal to the closing price of a share of our common stock on the date of grant, multiplied by the number of RSUs in the grant, and for PSUs was equal to the closing price of a share of our common stock on the date of grant, multiplied by the number of shares that would be earned based on the probable outcome of the applicable performance conditions. For Ms. Dodd, includes (i) $144,996 in grant date fair value of the RSUs she received as a non-employee director in May 2024, (ii) $874,998 in grant date fair value of the RSUs she received in connection with her appointment as Chief Executive Officer, and (iii) $849,997 in grant date fair value of the PSUs she received in connection with her appointment as Chief Executive Officer.

46	Tactile Systems Technology, Inc.

Executive Compensation

The following table presents the grant date fair value of the PSUs included in this column, the grant date fair value of the PSUs assuming that the highest level of performance conditions would be achieved, and the grant date fair value of the RSUs included in this column:

	2024 PSUs		2024 RSUs	2023 PSUs		2023 RSUs	2022 PSUs		2022 RSUs
	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)
Sheri L. Dodd	849,997	1,487,492	1,019,993	—	—	—	—	—	—
Elaine M. Birkemeyer	299,988	524,969	449,990	239,984	419,973	609,992	—	—	—
Kristie T. Burns	179,996	314,993	269,994	159,988	279,969	239,989	199,991	299,977	299,996
Sherri L. Ferstler	199,997	349,984	299,988	—	—	339,984	—	—	—
Daniel L. Reuvers	999,998	1,749,990	999,998	754,997	1,321,233	754,997	999,992	1,499,979	999,992

(4)	Represents awards earned under the applicable bonus plan during the given year, related to performance objectives as to which the outcomes were substantially uncertain at the time the performance objectives were established. These amounts were earned related to performance in the year shown but paid in the following year. For additional information regarding our bonus programs, see the section titled “Executive Compensation Components and 2024 Determinations—Cash Incentive Compensation” above.
(5)	Represents the amount to be paid by the Company to match, in part, the contributions of each of the named executive officers to their respective 401(K) plan account
(6)	Ms. Dodd joined the Company in July 2024, Ms. Birkemeyer joined the Company in March 2023 and Ms. Ferstler joined the Company in July 2023. Ms. Ferstler ceased being an executive officer of the Company on February 18, 2025 and her employment terminated on March 10, 2025. Information regarding Ms. Ferster’s termination payments and benefits are set forth below under “Potential Payments upon Termination or Change in Control.”
(7)	Mr. Reuvers retired as Chief Executive Officer of the Company effective June 30, 2024, however, he continued to be employed by the Company as Advisor to CEO through March 31, 2025. As noted by the Transition Agreement, Mr. Reuvers was not eligible to receive any amounts under the 2024 bonus program, and the 2024 PSUs and two-thirds of the 2024 RSUs held by Mr. Reuvers were cancelled on June 20, 2024, the date of the Clarification Letter, as these awards were to be unvested when his employment terminated on March 31, 2025.

2025 Proxy Statement	47

Executive Compensation

 Grants of Plan-Based Awards in 2024

The following table sets forth information regarding grants of plan-based awards to our named executive officers during 2024.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name and Award Type	Grant Date	Date of Compensation Committee Approval	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Sheri L. Dodd
Director RSUs	5/8/2024	N/A (3)							10,469	144,996
RSUs	8/7/2024	4/23/2024							64,959	874,998
PSUs	8/7/2024	4/23/2024				15,775	63,103	110,430		849,997
MIP		4/23/2024	160,875	321,750	482,625

Elaine M. Birkemeyer
RSUs	2/21/2024	2/5/2024							32,420	449,990
PSUs	2/21/2024	2/5/2024				5,403	21,613	37,822		299,988
MIP		2/5/2024	127,500	255,000	382,500

Kristie T. Burns
RSUs	2/21/2024	2/5/2024							19,452	269,994
PSUs	2/21/2024	2/5/2024				3,242	12,968	22,694		179,996
MIP		2/5/2024	96,750	193,500	290,250

Sherri L. Ferstler
RSUs	2/21/2024	2/5/2024							21,613	299,988
PSUs	2/21/2024	2/5/2024				3,602	14,409	25,215		199,997
MIP		2/5/2024	88,750	177,500	266,250

Daniel L. Reuvers
RSUs	2/21/2024	2/5/2024							72,046	999,998
PSUs	2/21/2024	2/5/2024				18,011	72,046	126,080		999,998
MIP		2/5/2024	350,000	700,000	1,050,000

(1)	Amounts shown in this column represent the potential cash payout amounts under the 2024 MIP. The actual cash bonus payout amounts approved by the Compensation and Organization Committee are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.
(2)	Amounts represent the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. Amounts related to PSUs represent the value at the grant date based upon the probable outcome of the performance conditions.
(3)	This grant was pursuant to the Non-Employee Director Compensation Policy approved by the Board in a prior year.

48	Tactile Systems Technology, Inc.

 Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth certain information regarding equity awards that have been granted to our named executive officers and that were outstanding as of December 31, 2024.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)	(#)	($)	Date	(#)		($)(1)	(#)		($)(1)
Sheri L. Dodd					10,469	(2)	179,334
					64,959	(3)	1,112,748
					20,108	(4)	344,450	42,069	(5)	720,636
Elaine M. Birkemeyer					19,379	(6)	331,962
					32,420	(7)	555,355
					2,848	(8)	48,786	3,812	(9)	65,300
					6,887	(4)	117,974	14,409	(5)	246,820
Kristie T. Burns	5,094	—	54.10	5/5/2028
					5,395	(10)	92,416
					11,150	(11)	191,000
					19,452	(7)	333,213
					5,991	(12)	102,626
					2,776	(8)	47,553	3,716	(9)	63,661
					4,131	(4)	70,764	8,645	(5)	148,095
Sherri L. Ferstler					12,468	(13)	213,577
					21,613	(7)	370,231
					4,591	(4)	78,644	9,606	(5)
Daniel L. Reuvers	51,025	—	36.50	8/5/2027
	19,456	—	51.60	2/25/2028
					17,980	(10)	307,997
					17,537	(14)	300,409
					24,015	(15)	411,377
					29,953	(12)	513,095
					13,100	(8)	224,403

(1)	Market value is calculated by multiplying the number of shares by $17.13, the closing sale price per share of our common stock on the Nasdaq Global Market on December 31, 2024.
(2)	Represents RSUs that vest on May 7, 2025, subject to continued service.
(3)	Represents RSUs that vest one-third on each of the first three anniversaries of the grant date of August 7, 2024, subject to continued service on each vesting date.
(4)	Represents the number of 2024 PSUs that were earned with respect to the 2024 performance year, based on 2024 performance, which will vest on the date the Compensation and Organization Committee certifies the number of 2024 PSUs earned with respect to the 2025 performance year, based on 2025 performance.
(5)	Represents the target number of the 2024 PSUs that can be earned based on the results of the performance measures in 2025 and 2026. Any of such PSUs that are earned based on 2025 performance will vest on the date the Compensation and Organization Committee certifies the number of 2024 PSUs earned with respect to the 2025 performance year, based on 2025 performance. Any of such PSUs that are earned based on 2026 performance will vest on the date the Compensation and Organization Committee certifies the number of 2024 PSUs earned with respect to the 2026 performance year, based on 2026 performance.

2025 Proxy Statement	49

(6)	Represents RSUs that vest one-half on May 10, 2025, and one-half on May 10, 2026, subject to continued service on each vesting date.
(7)	Represents RSUs that vest one-third on each of the first three anniversaries of the grant date of February 21, 2024, subject to continued service on each vesting date.
(8)	Represents the number of 2023 PSUs that were earned with respect to the 2023 performance year and which vested on February 20, 2025.
(9)	Represents the target number of the 2023 PSUs that can be earned based on the results of the performance measures in 2025. Any of such PSUs that are earned based on 2025 performance will vest on the date the Compensation and Organization Committee certifies the number of 2023 PSUs earned with respect to the 2025 performance year, based on 2025 performance.
(10)	Represents RSUs that vested on February 24, 2025.
(11)	Represents RSUs that vest one-half on February 22, 2025, and one-half on February 22, 2026, subject to continued service on each vesting date.
(12)	Represents 67% of the 2022 PSUs that were earned based on 2023 performance and which vested on February 24, 2025
(13)	Represents RSUs that vest one-half on August 9, 2025, and one-half on August 9, 2026, subject to continued service on each vesting date.
(14)	Represents the RSUs that vested on February 22, 2025.
(15)	Represents the RSUs that vested on February 21, 2025.

 Option Exercises and Stock Vested for Fiscal 2024

The following table sets forth certain information regarding option exercises by our named executive officers in the year ended December 31, 2024, and RSUs and PSUs held by our named executive officers that vested in the year ended December 31, 2024:

	Option Awards		Stock Awards
	Number of	Value	Number of		Value
	Shares Acquired	Realized	Shares Acquired		Realized
	on Exercise	on Exercise	on Vesting		on Vesting
Name	(#)	($)(1)	(#)		($)(2)
Sheri L. Dodd	—	—	7,737	(3)	107,157
Elaine M. Birkemeyer	—	—	13,135	(4)	187,677
Kristie T. Burns	—	—	17,228	(5)	257,770
Sherri L. Ferstler	—	—	6,233	(6)	82,961
Daniel L. Reuvers	—	—	58,112	(7)	879,800

(1)	Represents the difference between the option exercise price and the closing price of our common stock, as reported on the Nasdaq Global Market, on the date of exercise, multiplied by the number of shares of our common stock underlying the stock options that were exercised.
(2)	Represents the closing price of our common stock, as reported on the Nasdaq Global Market, on the date of vesting, multiplied by the number of shares of common stock underlying RSUs or PSUs that vested.
(3)	Represents 7,737 RSUs that vested during 2024 that had been granted in 2023 to Ms. Dodd for her service on the Board of Directors.
(4)	Represents 9,689 RSUs that vested during 2024 and 3,446 2023 PSUs that were earned for the 2024 performance year and vested on February 20, 2025, the date the Compensation and Organization Committee certified the number of 2023 PSUs earned for the 2024 performance year.
(5)	Represents 13,228 RSUs that vested during 2024, 641 2021 PSUs that were earned based on 2022 performance and vested on February 25, 2024, and 3,359 2023 PSUs that were earned for the 2024 performance year and vested on February 20, 2025, the date the Compensation and Organization Committee certified the number of 2023 PSUs earned for the 2024 performance year.
(6)	Represents 6,233 RSUs that vested during 2024.
(7)	Represents 37,938 RSUs that vested during 2024, 4,321 2021 PSUs that were earned based on 2022 performance and vested on February 25, 2024, and 15,853 2023 PSUs that were earned for the 2024 performance year and vested on February 20, 2025, the date the Compensation and Organization Committee certified the number of 2023 PSUs earned for the 2024 performance year.

50	Tactile Systems Technology, Inc.

 Potential Payments Upon Termination or Change in Control

Severance and Restrictive Covenant Arrangements

Each of Mses. Dodd, Birkemeyer and Burns is, and Ms. Ferstler was, a participant in the Severance Plan and each is a party to a Restrictive Covenants Agreement with us. The terms of the Severance Plan are summarized below under “— Severance Plan.”

The Restrictive Covenants Agreements with each of our named executive officers provide that, among other matters, while the executive officer is employed by us and for a period of 12 months thereafter, he or she will not (i) engage in any competitive business, subject to certain exceptions; (ii) solicit, hire or engage our employees or contractors, or certain former employees; and (iii) solicit, request, advise or induce customers, suppliers or other business contacts of ours to cancel, curtail or otherwise adversely change its relationship with us. Under the Restrictive Covenants Agreements, each executive officer also agrees to disclose and assign to us any and all improvements and inventions that he or she conceives or reduces to practice during his or her employment. In addition, the Restrictive Covenants Agreements contain customary confidentiality provisions.

Severance Plan

Under the Severance Plan, a participant will be entitled to receive the specified severance benefits if his or her employment is terminated (i) at our initiative other than for Cause (as defined below) or (ii) by the participant for Good Reason (as defined below) (each such type of termination, a “Qualifying Severance Event”). A participant who experiences a Qualifying Severance Event will be eligible to receive certain severance benefits under the Severance Plan, including:

●	if the Qualifying Severance Event occurs prior to a Change in Control (as defined below), payment of:

o	an amount equal to two times (for our Chief Executive Officer) or one times (for all other participants) his or her annualized base salary as of the termination date, payable in accordance with our regular payroll schedule for 24 months (for our Chief Executive Officer) or 12 months (for all other participants) thereafter; and

o	the portion of the premium costs that we would have paid, if the participant had remained employed by us, for any continued group health insurance coverage following the termination date, at the same level of coverage, for a period of 18 consecutive months (for our Chief Executive Officer) or 12 consecutive months (for all other participants) after the termination date (or until group health or dental coverage from another employer is received, if earlier); and

●	if the Qualifying Severance Event occurs within 12 months after a Change in Control, payment of:

o	an amount equal to two times (for our Chief Executive Officer) or one times (for all other participants) the sum of (i) his or her annualized base salary as of the termination date, plus (ii) his or her target incentive bonus as of the termination date, payable in a lump sum on the first payroll date occurring more than 60 days after the termination date; and

o	the portion of the premium costs that we would have paid, if the participant had remained employed by us, for any continued group health insurance coverage following the termination

2025 Proxy Statement	51

date, at the same level of coverage, for a period of 18 consecutive months (for our Chief Executive Officer) or 12 consecutive months (for all other participants) after the termination date (or until group health or dental coverage from another employer is received, if earlier).

In addition, if a participant experiences a Qualifying Severance Event and the termination date occurs:

●	before a Change in Control, then with respect to any equity-based award that has been granted to him or her under one of our equity plans and is outstanding and not fully vested on such termination date (an “Equity Award”), a pro rata portion (as determined as provided in the Severance Plan) of the unvested portion of such Equity Award will vest as of the date the participant’s release of claims becomes irrevocable; and
●	within 12 months after a Change in Control, then the unvested portion of any Equity Award that is outstanding on such termination date (with performance under unearned PSUs being at target) will vest as of the date the participant’s release becomes irrevocable.

Further, if an Equity Award is a stock option or stock appreciation rights award that vests as provided above, it will remain exercisable to the extent so vested for one year after the termination date.

Under the Severance Plan, “Cause” is generally defined as: an act or acts of dishonesty intended to result in personal gain or enrichment at the expense of the Company; unlawful conduct or gross misconduct that is materially injurious to the Company; being convicted of a felony; or any material breach of a written agreement between the participant and the Company that has not been cured within 15 days following notice.

Under the Severance Plan, “Good Reason” generally means the occurrence of any of the following events without the participant’s consent: the assignment of the participant to a position with responsibilities or duties of a materially lesser status or degree than his or her position as of the date the Severance Plan was adopted; any material breach of any terms or conditions of any written agreement between the Company and the participant by the Company not caused by the participant; or the requirement by the Company that the participant relocate out of the Minneapolis/St. Paul Metropolitan area or metropolitan area designated by the Company at the later of the participant’s initial employment date or the date the Severance Plan was adopted. Certain notice and timing requirements apply for a termination to qualify as being for “Good Reason.”

The Severance Plan defines “Change in Control” by reference to the definition of that term in the 2016 Plan, which is discussed below under “—Equity Awards—2016 Plan.”

To receive benefits under the Severance Plan, a participant must sign and not rescind a release form approved by us. Payment of severance benefits under the Severance Plan is also subject to other conditions, and will be terminated if the participant violates his or her ongoing obligations with respect to non-disclosure of confidential information, assignment of intellectual property, non-competition and non-solicitation.

Equity Awards

2016 Plan

Generally, the award agreements with respect to RSUs, stock options and PSUs granted under the 2016 Plan to the named executive officers provide that, except with respect to terminations following certain corporate transactions described below or due to death or disability, upon termination of the officer’s service with our Company, all unvested and unexercisable portions of his or her outstanding awards will immediately be forfeited. If a named executive officer’s service with our Company terminates other than for cause (as defined in the 2016 Plan), death or disability, the vested

52	Tactile Systems Technology, Inc.

and exercisable portions of the officer’s outstanding option awards generally will remain exercisable for three months after termination. Upon termination for cause, all unexercised stock option awards will be forfeited.

Upon termination of a named executive officer’s service with our Company due to death or disability, all unvested RSUs will vest as of such termination date, and all stock options will vest as of such termination date and will generally remain exercisable for one year thereafter. With respect to the 2022 PSUs, in the event of the termination of a named executive officer’s service with our Company by reason of disability, (i) if such termination occurs prior to the date the Compensation and Organization Committee certifies the number of earned PSUs, he or she will be entitled to have vest, on that certification date, a pro rata portion of the earned PSUs, which pro rata portion will be based on the number of days he or she was employed in the applicable performance period; or (ii) if such termination occurs after the date the Committee certifies the number of earned PSUs, he or she will be entitled to have vest, on the termination date, all unvested earned PSUs. With respect to the 2023 and 2024 PSUs, in the event of the termination of a named executive officer’s service with our Company by reason of disability, he or she will be entitled to have vest, on the termination date, all unvested earned PSUs for completed performance years.

Further with respect to the 2022 PSUs, in the event of the termination of a named executive officer’s service with our Company due to death, (i) if such termination occurs prior to the date the Compensation and Organization Committee certifies the number of earned PSUs, he or she will be entitled to have vest, on the termination date, a pro rata portion of the target number of PSUs applicable to that officer, which pro rata portion will be based on the number of days he or she was employed in the applicable performance period; or (ii) if such termination occurs after the date the Compensation and Organization Committee certifies the number of earned PSUs, he or she will be entitled to have vest, on the termination date, all unvested earned PSUs. With respect to the 2023 and 2024 PSUs, in the event of the termination of a named executive officer’s service with our Company due to death, he or she will be entitled to have vest, on the termination date (i) for completed performance years, all unvested earned PSUs; and (ii) for uncompleted performance years, a pro rata portion of the applicable performance year target number of PSUs applicable to that officer, which pro rata portion will be based on the number of days he or she was employed during the applicable performance year.

Unless otherwise provided in an award agreement, in the event of a Change in Control that is a corporate transaction, the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2016 Plan. Our award agreements with our named executive officers generally provide that if awards granted to the executive officer under the 2016 Plan are continued, assumed or replaced in connection with a Change in Control and if within one year after the transaction the named executive officer experiences an involuntary termination of service other than for cause, or terminates his or her employment for good reason, the named executive officer’s outstanding: (i) RSUs will vest in full; (ii) stock options will vest in full and will remain exercisable for one year following termination; and (iii) PSUs will vest in an amount equal to (a) the target number of PSUs applicable to that officer or, if the performance period has ended, the number of earned PSUs applicable to that officer, minus (b) the number of PSUs that vested prior to such termination date.

If awards granted to any named executive officer are not continued, assumed or replaced in connection with a Change in Control, then (i) any outstanding RSUs will vest immediately prior to the transaction, (ii) any outstanding stock options will become fully exercisable for a period of time prior to the transaction and terminate at the time of the transaction; and (iii) any outstanding PSUs will vest in an amount equal to: (a) if the performance period has not ended, the target number of PSUs applicable to that named executive officer, or (b) if the performance period has ended, the number of earned PSUs applicable to that named executive officer minus the number of PSUs that vested prior to the date of the Change in Control. Alternatively, the Compensation and Organization Committee may provide for the cancellation of any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the transaction for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

2025 Proxy Statement	53

In the event of a Change in Control that does not involve a corporate transaction, the Compensation and Organization Committee, in its discretion, may take such action as it deems appropriate with respect to outstanding awards, which may include providing for the cancellation of any award in exchange for payment to the holder of the amount of the consideration that would have been received in the Change in Control for the number of shares subject to the award less the aggregate exercise price (if any) of the award, or making adjustments to any award to reflect the Change in Control, including the acceleration of vesting in full or in part.

For purposes of the 2016 Plan, a “Change in Control” generally refers to a corporate transaction (as defined in the next sentence), the acquisition by a person or group of more than 50% of the combined voting power of our stock, or our “continuing directors” ceasing to constitute a majority of the members of the Board of Directors. A “corporate transaction” generally refers to (i) a sale or other disposition of all or substantially all of the assets of our Company, or (ii) a merger, consolidation, share exchange or similar transaction involving our Company, regardless of whether our Company is the surviving corporation.

Potential Payments Table

The table below reflects the estimated value of compensation and benefits payable to each of our named executive officers, other than Ms. Ferstler, upon the occurrence of certain events. The amounts in the table are based on a hypothetical termination of employment or change in control date on December 31, 2024.

Ms. Ferstler ceased being an executive officer of ours on February 18, 2025, and her employment terminated on March 10, 2025. Pursuant to SEC guidance, because Ms. Ferstler’s employment terminated following the end of 2024 but before this proxy statement is filed, we are providing information regarding payments and benefits for the termination event that actually occurred, rather than for several additional scenarios that can no longer occur. As previously disclosed, due to the Company’s reorganization of its sales functions, Ms. Ferstler’s role would have changed such that she provided notice of her resignation for Good Reason and, pursuant to the Severance Plan, Ms. Ferstler has received or will receive: (i) a severance payment equal to 12 months of her base salary, which was $355,000, payable over 12 months; (ii) payment of the portion of the premium costs that we would have paid, if she had remained employed by us, for any continued group health insurance coverage following her termination date, for 12 months, which we estimate will total $11,995; and (iii) the acceleration of vesting of certain RSU and PSU awards on March 10, 2025, which value aggregated $129,025 determined by multiplying the number of accelerated unvested units by $13.77, the closing price for our common stock on March 10, 2025.

54	Tactile Systems Technology, Inc.

	Involuntary Termination: Without Cause or for Good Reason Prior to a Change in Control	Involuntary Termination: Without Cause or for Good Reason Within 12 Months Following a Change in Control	Termination Due to Death or Disability	Change in Control and Equity Awards Not Assumed
Name/Benefits	($)	($)	($)	($)
Sheri L. Dodd
Base salary	1,300,000	1,300,000	—	—
Annual bonus	—	585,000	—	—
Health benefits	20,645	20,645	—	—
Value of accelerated stock options(1)	—	—	—	—
Value of accelerated RSUs(2)	264,796	1,292,082	1,292,082	1,292,082
Value of accelerated PSUs(2)(3)	301,497	1,065,092	344,450	1,065,092
Total	1,886,938	4,262,819	1,636,532	2,357,174

Elaine M. Birkemeyer
Base salary	425,000	425,000	—	—
Annual bonus	—	255,000	—	—
Health benefits	—	—	—	—
Value of accelerated stock options(1)	—	—	—	—
Value of accelerated RSUs(2)	266,166	887,317	887,317	887,317
Value of accelerated PSUs(2)(3)	100,330	173,116	107,816	173,116
Total	791,496	1,740,433	995,133	1,060,433

2025 Proxy Statement	55

Potential Payments Table (cont.)

	Involuntary Termination: Without Cause or for Good Reason Prior to a Change in Control	Involuntary Termination: Without Cause or for Good Reason Within 12 Months Following a Change in Control	Termination Due to Death or Disability	Change in Control and Equity Awards Not Assumed
Name/Benefits	($)	($)	($)	($)
Kristie T. Burns
Base salary	387,000	387,000	—	—
Annual bonus	—	193,500	—	—
Health benefits	16,238	16,238	—	—
Value of accelerated stock options(1)	—	—	—	—
Value of accelerated RSUs(2)	255,655	616,629	616,629	616,629
Value of accelerated PSUs(2)(3)	262,569	490,226	278,465	490,226
Total	921,462	1,703,593	895,094	1,106,855

Daniel L. Reuvers
Base salary	525,000	525,000	—	—
Annual bonus	—	—	—	—
Health benefits	12,182	12,182	—	—
Value of accelerated stock options(1)	—	—	—	—
Value of accelerated RSUs(2)	872,311	1,019,783	1,019,783	1,019,783
Value of accelerated PSUs(2)(3)	975,776	1,009,077	975,776	1,009,077
Total	2,385,269	2,566,042	1,995,559	2,028,860

(1)	The value of the accelerated stock options is calculated based on the number of shares of our common stock subject to accelerated unvested stock options multiplied by the difference between $17.13, the closing price for a share of our common stock on the Nasdaq Global Market on December 31, 2024 (the last trading day of 2024), and the per share exercise price. None of the unvested stock options outstanding as of December 31, 2024 had an exercise price below the closing price of our stock; as a result, the amounts related to stock options in the table are zero.
(2)	The value of accelerated RSUs and PSUs is determined by multiplying the number of accelerated unvested units by $17.13, the closing price for our common stock on December 31, 2024.
(3)	To determine the number of PSUs for which vesting would be accelerated, the “Involuntary Termination: Without Cause or for Good Reason Prior to a Change in Control” column utilize: (a) for the 2022 PSUs, the total number of 2022 PSUs earned that had not vested as of December 31, 2024; (b) for the 2023 PSUs, the number of PSUs earned for the 2023 performance year and the number of PSUs earned for the 2024 performance year pro-rated as provided in the Severance Plan; and (c) for the 2024 PSUs, the number of PSUs earned for the 2024 performance year pro-rated as provided in the Severance Plan. To determine the number of PSUs for which vesting would be accelerated for the “Termination Due to Death or Disability” column utilize: (a) for the 2022 PSUs, the total number of PSUs earned that had not vested as of December 31, 2024; (b) for the 2023 PSUs, the total number of shares earned with respect to the 2023 performance year and the 2024 performance year; and (c) for the 2024 PSUs, the total number of shares earned with respect to the 2024 performance year. To determine the number of PSUs for which vesting would be accelerated, the “Involuntary Termination: Without Cause or for Good Reason Within 12 Months Following a Change in Control” column and the “Change in Control and Equity Awards Not Assumed” column utilize: (a) for the 2022 PSUs, the total number of PSUs earned that had not vested as of December 31, 2024; (b) for the 2023 PSUs, the number of PSUs earned for the 2023 performance year, the number of PSUs earned for the 2024 performance year and the target number of PSUs that can be earned for the 2025 performance year; and (c) for the 2024 PSUs, the number of PSUs earned for the 2024 performance year and the target number of PSUs that can be earned for the 2025 and 2026 performance years.

56	Tactile Systems Technology, Inc.

CEO PAY RATIO

The following is the annual disclosure of the ratio of our median employee’s annual total compensation to the annual total compensation of Sheri L. Dodd, our Chief Executive Officer (our “CEO”). For 2024:

●	the annual total compensation of our median employee was $84,879; and
●	the annualized compensation of our CEO, determined as described below, was $3,013,491.

Based on this information for 2024, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 36:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2024, at which time we had approximately 1,037 employees, all of whom are U.S. employees. Our median employee was identified based on the cash compensation paid related to 2024 to all members of our workforce including full-time and part-time employees, other than our CEO, who were employed on December 31, 2024. We annualized the cash compensation of employees who were employed on December 31, 2024 but had not worked for us for all of 2024. For purposes of determining the cash compensation paid related to 2024, we included the amount of base salary the employee received during 2024 and the amount of any cash incentives earned in 2024.

Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the 2024 Summary Compensation Table (the “SCT”) disclosed above.

With respect to the total compensation of our CEO, because we had two Chief Executive Officers in 2024, as provided by Item 402(u) of Regulation S-K, for purposes of the pay ratio, we have annualized the 2024 compensation of Ms. Dodd, who was serving as our CEO on December 31, 2024, the date we identified our median employee. We annualized Ms. Dodd’s compensation for 2024 by adding the following amounts: (i) $650,000, which was the amount resulting from deducting from her 2024 amount in the Salary column of the SCT the cash retainer she received as a non-employee director and then annualizing the resulting amount; (ii) $479,700, which was the amount after annualizing her 2024 amount in the Non-Equity Incentive Plan Compensation column of the SCT; (iii) $1,869,991, which was her 2024 amount in the Stock Awards column of the SCT with no changes; and (iv) $13,800, which was the amount after annualizing her 2024 amount in the All Other Compensation column of the SCT. The resulting total is $3,013,491.

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PAY VERSUS PERFORMANCE

The following table sets forth compensation of our CEO (the Principal Executive Officer, referred to in this section as “PEO”) and our other named executive officers (the “Non-PEO NEOs”), on an average basis, along with total stockholder return, net income (loss), and total revenue for our fiscal years 2024, 2023, 2022, 2021, and 2020.

									Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for Current PEO ($)	Compensation Actually Paid to Current PEO (2) ($)	Summary Compensation Table Total for Former PEO Reuvers($)	Compensation Actually Paid to Former PEO Reuvers(2) ($)	Summary Compensation Table Total for Former PEO Mattys($)	Compensation Actually Paid to Former PEO Mattys(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Company Total Stockholder Return (3) ($)	Peer Group Total Stockholder Return (3) ($)	Net Income (Loss) ($) (in thousands)	Total Revenue (4) ($) (in thousands)
2024	2,476,841	2,815,831	2,630,335	797,435	—	—	1,140,558	1,296,342	25.37	103.67	16,960	292,984
2023	—	—	2,874,593	3,205,532	—	—	755,916	593,656	21.18	98.68	28,515	274,423
2022	—	—	3,220,584	1,851,324	—	—	1,166,401	768,103	17.00	104.93	(17,866)	246,785
2021	—	—	2,076,884	459,477	—	—	941,781	359,062	28.18	137.24	(11,811)	208,057
2020	—	—	2,024,978	2,465,081	687,888	(1,156,368)	1,391,233	515,160	66.57	132.83	(620)	187,130

(1) Sheri L. Dodd was our PEO in 2024 starting on July 1, 2024, and Daniel L. Reuvers served as our PEO in 2024 through June 30, 2024 and in each of 2023, 2022 and 2021, as well as in 2020 starting on June 8, 2020. Gerald R. Mattys served as our PEO in 2020 through June, 8 2020. In 2024, Elaine M. Birkemeyer, Kristie T. Burns and Sherri L. Ferstler were our Non-PEO NEOs. In 2023, Elaine M. Birkemeyer, Kristie T. Burns, Sherri L. Ferstler and Brent A. Moen were our Non-PEO NEOs. In 2022 and 2021, Brent A. Moen, Kristie T. Burns and Eric Pauls were our Non-PEO NEOs. In 2020, Brent A. Moen, Robert J. Folkes and Bryan Rishe were our Non-PEO NEOs.

(2) The dollar amounts reported represent the Compensation Actually Paid (“CAP”) to the NEOs in accordance with, and using the adjustments set forth in, Item 402(v) of Regulation S-K. The following adjustments related to equity awards were made to their total compensation each year as reported in the Summary Compensation Table (“SCT”) to determine the CAP:

Reconciliation of PEO Summary Compensation Table Total to Compensation Actually Paid

Year	Reported SCT Total ($)	Equity Award Adjustments ($)	Compensation Actually Paid ($)
2024 (Current)	2,476,841	338,990	2,815,831
2024 (Former - Reuvers)	2,630,335	(1,832,900)	797,435
2023	2,874,593	330,939	3,205,532
2022	3,220,584	(1,369,260)	1,851,324
2021	2,076,884	(1,617,407)	459,477
2020 (Former - Reuvers)	2,024,978	440,103	2,465,081
2020 (Former - Mattys)	687,888	(1,844,256)	(1,156,368)

Reconciliation of Average Non-PEO NEO Summary Compensation Table Total to Compensation Actually Paid

Year	Reported SCT Total ($)	Equity Award Adjustments ($)	Compensation Actually Paid ($)
2024	1,140,558	155,785	1,296,342
2023	755,916	(162,260)	593,656
2022	1,166,401	(398,298)	768,103
2021	941,781	(582,719)	359,062
2020	1,391,233	(876,073)	515,160

(3) Our peer group for the calculation of total stockholder return (“TSR”) is the S&P Healthcare Equipment Select Industry Index, which is the industry index used in our stock price performance graph in our Form 10-K for the fiscal year ended December 31, 2024. TSR, in the case of both the Company and our peer group, reflects the cumulative return on $100 as if invested on December 31, 2019, including reinvestment of any dividends.

(4) Our company-selected measure, which we believe represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the NEOs for 2023 to company performance, is revenue. Revenue is one of the metrics under both the 2024 annual cash incentive program and the 2024 PSUs.

58	Tactile Systems Technology, Inc.

In order to calculate CAP, the following amounts were excluded from or added to the SCT total compensation:

Current PEO

Year	Deduct: Grant Date Fair Value of Covered Year Equity Awards ($)	Year End Fair Value of Covered Year Equity Awards ($)	Change in Fair Value at End of Covered Year from End of Prior Year of Equity Awards Granted in a Prior Year that were Unvested at End of Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in a Prior Year that Vested in the Covered Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	(1,869,991)	2,212,463	—	—	(3,482)	—	—	338,990
2023	—	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—	—

Former PEO - Reuvers

Year	Deduct: Grant Date Fair Value of Covered Year Equity Awards ($)	Year End Fair Value of Covered Year Equity Awards ($)	Change in Fair Value at End of Covered Year from End of Prior Year of Equity Awards Granted in a Prior Year that were Unvested at End of Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in a Prior Year that Vested in the Covered Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	(1,999,997)	411,377	212,604	—	44,732	(501,615)	—	(1,832,900)
2023	(1,506,836)	1,406,539	249,724	—	181,513	—	—	330,939
2022	(1,999,984)	1,081,241	(323,775)	—	(126,742)	—	—	(1,369,260)
2021	(1,499,930)	598,713	(382,129)	—	(334,060)	—	—	(1,617,407)
2020	(1,417,951)	1,858,054	—	—	—	—	—	440,103

Former PEO - Mattys

Year	Deduct: Grant Date Fair Value of Covered Year Equity Awards ($)	Year End Fair Value of Covered Year Equity Awards ($)	Change in Fair Value at End of Covered Year from End of Prior Year of Equity Awards Granted in a Prior Year that were Unvested at End of Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in a Prior Year that Vested in the Covered Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	—	—	—	—	—	—	—	—
2023	—	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—	—
2020	—	—	(546,525)	—	(484,627)	(813,103)	—	(1,844,256)

In connection with his appointment as CEO in 2020, Mr. Reuvers received a grant of stock options that included a market condition related to stock price in order to vest. Due to that market condition, the grant date fair value of those stock options was determined using the Monte Carlo Simulation model. The market condition was satisfied in the first quarter of 2021, and as a result, we have used the Black-Scholes valuation model (which is the valuation model used for all other stock option awards we have granted) to value these stock options for all dates subsequent to the grant date as part of the CAP calculations.

2025 Proxy Statement	59

Average Non-PEO NEOs

Year	Deduct: Grant Date Fair Value of Covered Year Equity Awards ($)	Year End Fair Value of Covered Year Equity Awards ($)	Change in Fair Value at End of Covered Year from End of Prior Year of Equity Awards Granted in a Prior Year that were Unvested at End of Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in a Prior Year that Vested in the Covered Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	(566,651)	657,780	63,848	—	807	—	—	155,785
2023	(397,276)	300,766	16,319	—	24,594	(106,664)	—	(162,260)
2022	(599,979)	333,793	(104,006)	—	(28,107)	—	—	(398,298)
2021	(622,120)	239,005	(114,494)	—	(5,881)	(79,229)	—	(582,719)
2020	(933,225)	614,574	(159,351)	33,592	(258,905)	(172,758)	—	(876,073)

Compensation Actually Paid versus Total Revenue:

60	Tactile Systems Technology, Inc.

Compensation Actually Paid versus Net Income (Loss):

Compensation Actually Paid versus Company and Peer Group TSR:

The items listed below represent the most important financial performance measures we used to link compensation actually paid to the NEOs for 2024, to company performance, as further described in our Compensation Discussion and Analysis.

Most Important Company Performance Measures
Total Revenue
Adjusted EBITDA
Adjusted EBITDA Margin

2025 Proxy Statement	61

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,392,560	(2)	40.70	(3)	7,920,808	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	1,392,560	(2)	40.70	(3)	7,920,808	(4)

(1)	Includes the 2016 Plan and the ESPP.
(2)	Consists of stock options, RSUs, and PSUs. The number of 2023 PSUs included in these amounts consists of the maximum number of 2023 PSUs that participants are eligible to earn with respect to the 2025 performance year. The number of 2024 PSUs included in these amounts consists of (a) the number of earned 2024 PSUs with respect to the 2024 performance year, and (b) the maximum number of 2024 PSUs that participants are eligible to earn with respect to the 2025 and 2026 performance years.
(3)	Represents the weighted average exercise price of outstanding stock options. Does not take into account the outstanding RSUs and PSUs which, when settled, will be settled in shares of our common stock on a one-for-one basis at no additional cost.
(4)	Consists of shares available for awards under the 2016 Plan and the ESPP as of December 31, 2024. As of December 31, 2024, there were 6,475,903 shares available for future awards under the 2016 Plan. As of December 31, 2024, there were 1,444,905 shares available for issuance under the ESPP, of which 18,422 shares were subject to purchase based upon the payroll withholdings to that date under the ESPP for the current purchase period.

62	Tactile Systems Technology, Inc.

PROPOSAL 5: Approval of the tactile systems technology, inc. 2025 equity incentive plan

General

On March 25, 2025, the Board of Directors approved, on the recommendation of the Compensation and Organization Committee, the Tactile Systems Technology, Inc. 2025 Equity Incentive Plan (the “2025 Plan”), subject to stockholder approval at the 2025 Annual Meeting.

If approved by our stockholders, the 2025 Plan will become effective on the date of such approval, will replace the Company’s 2016 Equity Incentive Plan (the “2016 Plan”), and no new awards will be made under the 2016 Plan. If the 2025 Plan is not approved by our stockholders, the 2016 Plan will otherwise remain in effect in accordance with its terms, but only until June 7, 2026, which is its scheduled termination date. In such event, and after such date, the Company will no longer be able to grant equity awards to its officers, employees, directors, and consultants, which would negatively impact the retention of such individuals and negatively affect the ability of the Company to adequately recruit, incentivize, and retain talent.

As a result, and because the 2025 Plan includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, the Board of Directors recommends that our stockholders approve the 2025 Plan, the material terms of which are as described below.

Key Features of the 2025 Plan

The 2025 Plan includes a number of provisions that we believe promote and reflect compensation practices that closely align our equity compensation arrangements with the interests of our shareholders, including the following key features:

●	Removed “Evergreen” Provision. The 2025 Plan has a fixed number of shares reserved and available for grant. We eliminated the “evergreen” feature, which provided for an automatic annual increase in the share reserve. Stockholder approval will be required to increase the share reserve going forward, allowing our stockholders to have direct input on our equity compensation program.
●	No Liberal Share Recycling. Unlike the 2016 Plan, the 2025 Plan provides that we may not add back to the 2025 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds or shares subject to a stock appreciation right (“SAR”) award that are not issued in connection with the stock settlement of that award upon its exercise.
●	No Repricing Without Stockholder Approval. The 2025 Plan prohibits, without stockholder approval, actions to reprice, replace, or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.
●	No Liberal Definition of “Change in Control.” No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control may be imminent.
●	“Double Trigger” Acceleration Upon a Change in Control. The 2025 Plan provides for vesting of time-based equity awards or performance-based equity awards based on both (1) the occurrence of a change in control

2025 Proxy Statement	63

and (2) an involuntary termination of service without cause within 12 months after the change in control (other than in the event awards are not continued, assumed, or replaced in connection with a corporate transaction, in which case they will accelerate upon the change in control).
●	Limits on Dividends and Dividend Equivalents. The 2025 Plan prohibits the payment of dividends and dividend equivalents on stock options and SARs, and requires that any dividends and dividend equivalents payable or credited on unvested awards other than options and SARs (“full value awards”) must be subject to the same restrictions and risk of forfeiture as the underlying shares or share equivalents.
●	Annual Limit on Compensation to Non-Employee Directors. The 2025 Plan contains an annual limit on the aggregate fair value of all awards granted during a calendar year to any non-employee director.
●	No Discounted Option or SAR grants. The 2025 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).
●	No Tax Gross-Ups. The 2025 Plan does not provide for any tax gross-ups.

Basis for Requested Share Reserve

Long-term equity-based incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term stockholder value creation, aligning executives’ interests with the interests of stockholders, providing additional incentives, and serving to attract and retain talented people for positions of responsibility with the Company. We consider our ability to continue to promote our long-term business success and provide competitive levels of equity-based compensation to be of utmost importance to our business.

The Board of Directors believes that it is in the best interests of our stockholders to adopt a new equity compensation plan and ensure sufficient shares for continued equity-based compensation. Key reasons the Board believes the 2025 Plan should be approved include:

●	Long-term equity is a key component of our compensation programs. The Board believes that equity awards help to attract, motivate and retain talented leaders, employees and directors.
●	Equity awards align participant and stockholder interests. Equity awards, the value of which depends on our stock performance, and which require continued service with the Company over time before any value can be realized, link participant compensation to the Company’s performance and maintain a culture of success based on stock ownership.
●	The current 2016 Plan expires on June 7, 2026. If stockholders do not approve the 2025 Plan, our current equity incentive plan, the 2016 Plan, will remain in effect, but only until June 7, 2026, when it will terminate by its terms, and we will lose access to an important compensation tool in the labor markets in which we compete.

Each year, the Compensation and Organization Committee reviews our overall compensation strategy and determines allocations of cash and equity compensation in light of our pay-for-performance philosophy. We believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with shareholder interests. We are also committed to effectively managing our share reserves for equity compensation while minimizing shareholder dilution. If the 2025 Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation, and we would be at a severe disadvantage if we could not use equity awards covering a meaningful number of shares to recruit and retain key talent in this competitive market.

We recognize that equity compensation awards dilute shareholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests.

64	Tactile Systems Technology, Inc.

After careful consideration of these factors, including the analyses below, the Compensation and Organization Committee and the Board of Directors determined it is in the best interests of the Company and its stockholders for the share reserve under the 2025 Plan to be set at 1,850,000.

No shares available under the 2016 Plan that have not yet been granted as an award will be carried over or available for grant under the 2025 Plan. Only shares subject to an award under the 2016 Plan that is outstanding on the date our stockholders approve the 2025 Plan, that subsequently expires, is cancelled or forfeited, is settled for cash or otherwise does not result in the issuance of all of the shares subject to such award shall, to the extent of such cancellation, forfeiture, expiration, cash settlement or non-issuance, become available for awards under 2025 Plan.

Further, no new grants will be made under the 2016 Plan following March 13, 2025, unless the 2025 Plan is not approved by stockholders at the Annual Meeting.

As of March 13, 2025, there were 23,665,798 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on Nasdaq on that date was $13.07.

The following table summarizes information regarding awards outstanding and shares remaining available for grant under the 2016 Plan as of March 13, 2025:

Stock Options Outstanding	380,727
Weighted Average Exercise Price of Stock Options Outstanding	$40.69
Weighted Average Remaining Term of Stock Options Outstanding	2.65 years
Full Value Awards Outstanding	1,167,221
Restricted Stock Units	840,640
Performance Stock Units	326,581
Shares Available for Grant under the 2016 Plan(1)	5,936,122

(1) The Board of Directors determined to forego the automatic share reserve increase under the 2016 Plan for 2025. No new awards will be granted under the 2016 Plan after March 13, 2025, unless stockholders do not approve the 2025 Plan.

2025 Proxy Statement	65

Our fully diluted overhang rate measures the total number of shares under all outstanding plan awards plus the number of shares authorized for future plan awards, as a percentage of the fully diluted number of shares of common stock outstanding. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the 2025 Plan is approved by our stockholders, our fully diluted overhang rate would be as follows:

(a) Share reserve in 2025 Plan subject to stockholder approval	1,850,000
(b) Shares underlying awards outstanding under the 2016 Plan	1,547,948
(c) Total shares, underlying or available for awards (a+b)	3,397,948
(d) Total shares of common stock outstanding	23,665,798
(e) Fully diluted overhang (c/(c+d))	12.6%

Burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock incentive plan. Our three-year average unadjusted burn rate for 2022-2024 was 2.4%, calculated by dividing the number of shares subject to awards granted during the period by the weighted average number of shares outstanding during the period. This burn rate is below industry and proxy advisor guidelines, indicating that our current share usage under equity awards is reasonable.

Based on a review of our historical and projected grant practices, we believe that the shares reserved for grant under the 2025 Plan will meet the Company’s equity grant needs for approximately three years. The shares reserved may, however, last for a shorter or longer period of time depending on currently unknown factors, such as the number of grant recipients, future grant practices and the Company’s share price.

Description of the 2025 Plan

The major features of the 2025 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2025 Plan, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the 2025 Plan is to attract, retain and motivate the best available service providers for positions of responsibility with the Company, to provide additional equity incentives to them that are intended to align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.

Eligible Participants.   Our employees, non-employee directors and certain consultants and advisors who provide services to us are eligible to receive awards under the 2025 Plan. Incentive stock options may be granted only to our employees.

Administration of Plan.  The Compensation and Organization Committee will administer the 2025 Plan, other than with respect to awards to our non-employee directors, which will be administered by the full Board of Directors. We refer to the Compensation and Organization Committee or the Board of Directors, as applicable, as the plan administrator in this section. Subject to the terms of the 2025 Plan, the plan administrator has the authority to, among other things, determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The plan administrator may also require or permit the deferral of the settlement of an award, establish and modify rules to administer the plan, interpret the plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award, and otherwise modify or amend the terms of outstanding awards to the extent permitted under the 2025 Plan. Unless an amendment to the terms of an award is

66	Tactile Systems Technology, Inc.

necessary to comply with applicable laws, stock exchange rules or our compensation recovery policy, a participant whose rights would be materially impaired by such an amendment must consent to it.

Except in connection with changes in the Company's capitalization in which share adjustments are specifically authorized, the 2025 Plan prohibits the plan administrator from repricing any outstanding "underwater" option or SAR awards without the prior approval of our stockholders. For these purposes, a "repricing" includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award in exchange for replacement option or SAR awards having a lower exercise price, or canceling an underwater option or SAR award in exchange for cash, other property or a "full value award," which is an equity-based award other than an option or SAR award.

To the extent permitted by law and stock exchange rules, the 2025 Plan permits the plan administrator to delegate its duties, power and authority under the plan to any of its members, to our executive officers or non-employee directors with respect to awards to participants who are not themselves our directors or executive officers, or to one or more agents or advisors with respect to non-discretionary administrative duties.

Available Shares and Limitations on Awards. A maximum of 1,850,000 shares of our common stock may be the subject of awards and issued under the 2025 Plan. The shares of common stock issuable under the 2025 Plan will be authorized and unissued shares of our Company. The share limitations under the 2025 Plan are subject to adjustment for changes in our corporate structure or shares, as described below.

Any shares of common stock subject to an award under the 2025 Plan, or to an award under the 2016 Plan that is outstanding on the date our stockholders approve the 2025 Plan, that expires, is cancelled or forfeited, is settled for cash or otherwise does not result in the issuance of all of the shares subject to such award shall, to the extent of such cancellation, forfeiture, expiration, cash settlement or non-issuance, again become available for awards under 2025 Plan, and the share reserve under the 2025 Plan will be correspondingly replenished. Any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for new grants.

Awards that may be settled solely in cash will not reduce the share reserve and will not reduce the shares authorized for grant to a participant in any calendar year. Awards granted or shares of our common stock issued under the 2025 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2025 Plan.

The 2025 Plan provides that the aggregate grant date fair value of all awards granted during any calendar year to any non-employee director (excluding any awards granted at the election of a non-employee director in lieu of all or any portion of retainers or fees paid to non-employee directors in cash) shall not exceed $750,000.

Equity Awards. The 2025 Plan allows us to grant stock options, SARs, restricted stock, stock units and other stock-based awards. Each award will be evidenced by an agreement with the award recipient setting forth the terms and conditions of the award, including vesting conditions. Awards under the 2025 Plan will have a maximum term of ten years from the date of grant. The plan administrator may provide that the vesting or payment of any award will be subject to the attainment of certain performance measures established by the plan administrator, and the plan administrator will determine whether such measures have been achieved.

●	Stock Options. Stock options permit the holder to purchase a specified number of shares of our common stock at a set price. Options granted under the 2025 Plan may be either incentive or nonqualified stock options. The per share exercise price of options granted under the plan may not be less than the fair market value of a share

2025 Proxy Statement	67

of our common stock on the date of grant, except in the case of substitute awards. Incentive stock options granted to employees who hold more than 10% of the total combined voting power of our stock will have an exercise price not less than 110% of the fair market value of our common stock on the date of grant and will have a maximum term of five years. The maximum number of shares that may be issued upon the exercise of incentive stock options under the 2025 Plan is the same as the total number of authorized shares. The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the plan administrator allows exercise payments to be made (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us of shares of common stock already owned by the participant, or (iii) by a "net exercise" of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us.

●	SARs. SARs provide for payment to the holder of all or a portion of the excess of the fair market value of a specified number of shares of our common stock on the date of exercise over the aggregate exercise price for that number of shares. Payment may be made in cash or shares of our common stock or a combination of both, as determined by the plan administrator. The exercise price per share of a SAR award will be determined by the plan administrator, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award.

●	Restricted Stock. A restricted stock award is an award of our common stock that vests at such times and in such installments as is determined by the plan administrator. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The plan administrator may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Participants are entitled to vote shares of restricted stock prior to the time they vest.

●	Stock Units. The grant of a stock unit provides the right to receive the fair market value of a share of our common stock, payable in cash, shares, or a combination of both as determined by the plan administrator. A stock unit award vests at such times and in such installments as is determined by the plan administrator. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. The plan administrator may impose such restrictions or conditions to the vesting of stock unit awards as it deems appropriate.

●	Other Stock-Based Awards. The plan administrator, in its discretion, may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2025 Plan. The plan administrator will set the terms and conditions of such awards.

Dividend and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to stock options or SARs granted under the 2025 Plan. Any dividends or distributions paid with respect to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The plan administrator may provide the holder of a stock unit award or any other stock-based award with the right to receive dividend equivalents with respect to the shares subject to the award, and any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other share equivalents to which such dividend equivalents relate.

Transferability.  Unless otherwise determined by the plan administrator, awards granted under the 2025 Plan generally are not transferable except by will or the laws of descent and distribution. The plan administrator may permit the transfer of awards other than incentive stock options pursuant to a domestic relations order or by way of gift to a family member.

68	Tactile Systems Technology, Inc.

Termination of Service.  Unless otherwise set forth in an applicable agreement, if a participant’s employment or other service relationship with us and our subsidiaries is terminated, the 2025 Plan provides that unvested portions of his or her outstanding awards will be forfeited, and vested portions of outstanding option and SAR awards will continue to be exercisable for a period of three months after termination, unless the termination is for cause. In the event of a termination for “cause,” the vested but unexercised portions of options and SAR awards will also be terminated. Upon termination due to death or disability, the vested and exercisable portions of outstanding option and SAR awards may be exercised for a period of one year after the date of termination.

Change in Control.  Unless otherwise provided in an award agreement, in the event of a change in control that is a corporate transaction, the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2025 Plan. If awards granted under the 2025 Plan are continued, assumed or replaced in connection with such a transaction and if within one year after the transaction the participant experiences an involuntary termination of service other than for cause, outstanding stock options and SARs that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the termination of employment, and any full value awards that are not yet fully vested shall immediately vest in full.

If awards granted to any participant are not continued, assumed or replaced, then (i) any outstanding stock option or SAR will become fully exercisable for a period of time prior to the transaction and terminate at the time of the transaction; and (ii) any outstanding full value awards will vest immediately prior to the transaction. Alternatively, the plan administrator may provide for the cancellation of any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the transaction for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

In the event of a change in control that does not involve a corporate transaction, all awards will continue in accordance with their terms; provided, however, if within twelve months after the change in control a participant experiences an involuntary termination of service for reasons other than cause, then outstanding stock options and SARs that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the termination of service and any full value awards that are not yet fully vested shall immediately vest in full.

For purposes of the 2025 Plan, a "change in control" generally refers to a corporate transaction (as defined in the next sentence), the acquisition by a person or group of more than 50% of the combined voting power of our stock, or our "continuing directors" ceasing to constitute a majority of the members of the board of directors. A "corporate transaction" generally refers to (i) a sale or other disposition of all or substantially all of the assets of our company, or (ii) a merger, consolidation, share exchange or similar transaction involving our company, regardless of whether or company is the surviving corporation.

Adjustment of Awards.  In the event of an equity restructuring that affects the per share value of our common stock, including a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the plan administrator will make appropriate adjustment to: (i) the number and kind of securities reserved for issuance under the 2025 Plan, (ii) the number and kind of securities subject to outstanding awards under the 2025 Plan, (iii) the exercise price of outstanding options and SARs, and (iv) any maximum limitations prescribed by the 2025 Plan as to grants of certain types of awards. The administrator may also make similar adjustments in the event of any other change in our company's capitalization, including a merger, consolidation, reorganization or liquidation.

Term, Amendment and Termination.   The 2025 Plan will remain in effect until all shares subject to it are distributed, all awards have expired or terminated, the tenth anniversary of the effective date of the 2025 Plan, or until terminated by our board of directors, whichever occurs first. The Board of Directors may terminate, suspend or amend the plan at any time, but, in general, no termination, suspension or amendment may materially impair the rights of any participant with respect to outstanding awards without the participant's consent, unless such action is necessary to comply with

2025 Proxy Statement	69

applicable law or stock exchange rules. Awards that are outstanding on the 2025 Plan's termination date will remain in effect in accordance with the terms of the plan and the applicable award agreements. Stockholder approval of any amendment of the 2025 Plan will be obtained if required by applicable law or the rules of the applicable stock exchange.

U.S. Federal Income Tax Consequences

The following is a general summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2025 Plan, based on current statutes, regulations and interpretations. The applicable statutory and regulatory provisions are also subject to change, as are their interpretations and applications, which may vary in individual circumstances. This summary is general in nature and not intended as tax advice to participants, who should consult their own tax advisors. Income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options. If a participant is granted a non-qualified option under the 2025 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a short-term or long-term capital gain or loss (depending on the applicable holding period). The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive option under the 2025 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Stock Units. A participant will not recognize taxable income when units are granted, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) when payment or settlement is made, in an amount equal to the fair market value of any shares delivered (or the amount of cash paid by us (if any)) and the Company will be entitled to a corresponding deduction.

Other Awards. The current federal income tax consequences of other awards authorized under the 2025 Plan generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will

70	Tactile Systems Technology, Inc.

generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Excess Parachute Payments. Code Section 280G limits the Company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation, and Section 4999 of the Code imposes a 20% excise tax on those payments. To the extent that payments upon a change in control are classified as “excess parachute payments” the Company’s tax deduction would be disallowed under Code Section 280G. Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates, and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.  We do not provide tax gross-ups for taxes due in connection with a change in control.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2025 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Section 162(m) and Limits on the Company’s Deductions. Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain “covered employees” that exceeds $1,000,000.

New Plan Benefits

Because the Compensation and Organization Committee, in its discretion, will select the participants who receive awards and the timing, size, and types of those awards, we cannot currently determine the awards that will be made to particular individuals or groups under the 2025 Plan.

2025 Proxy Statement	71

For illustrative purposes only, the following table sets forth the number of shares subject to awards received by the individuals and groups listed below under the 2016 Plan during 2024, and the grant date fair value of such awards:

Name	Number of Shares Subject to Awards	Dollar Value
Sheri L. Dodd	138,531	$1,869,991
Elaine M. Birkemeyer	54,033	$749,978
Kristie T. Burns	32,420	$449,990
Sherri L. Ferstler	36,022	$499,985
Daniel L. Reuvers	144,092	$1,999,997
All current executive officers as a group	405,098	$5,569,941
All non-employee directors as a group	62,814	$869,974
All employees, other than executive officers, as a group	304,478	$4,222,484

72	Tactile Systems Technology, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 13, 2025, for: each person known to the Company to be the beneficial owner of more than 5% of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to the Company that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 23,665,798 shares of our common stock outstanding as of March 13, 2025. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of March 13, 2025, including upon the exercise of stock options and the vesting of RSUs. These shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

2025 Proxy Statement	73

Name of Beneficial Owner	Amount and Nature of Ownership	Percentage of Class
5% or Greater Stockholders
BlackRock, Inc. (1)
50 Hudson Yards, New York, NY 10001	2,425,168	10.2%
Morgan Stanley (2)
1585 Broadway, New York, NY 10036	2,235,267	9.4%
Cadian Capital Management, LP (3)
535 Madison Avenue, 36th Floor, New York, NY 10022	1,934,556	8.2%
Paradigm Capital Management, LP (4)
Nine Elk Street, Albany, NY 12207	1,664,800	7.0%
The Vanguard Group (5)
100 Vanguard Blvd., Malvern, PA 19355	1,370,016	5.8%
Waddell & Reed Financial, Inc. (6)
6300 Lamar Avenue, Overland Park, KS 66202	1,202,852	5.1%
Named Executive Officers and Directors
Daniel L. Reuvers (7)	285,085	*
Raymond O. Huggenberger (8)	47,417	*
Kristie T. Burns (9)	43,380	*
William W. Burke (10)	39,455	*
Sheri L. Dodd (11)	33,654	*
Valerie L. Asbury (11)	32,744	*
D. Brent Shafer (11)	32,744	*
Elaine M. Birkemeyer (12)	27,593	*
Carmen B. Volkart (11)	21,620	*
B. Vindell Washington (11)	19,169	*
Sherri L. Ferstler	11,887	*
Laura G. King (13)	2,970	*
All current executive officers and directors as a group (11 persons)	585,831	2.5%

*Less than 1%.

(1)	Based on a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc., that it has sole voting power with respect to 2,317,142 shares and sole dispositive power with respect to 2,425,168 shares of our common stock.
(2)	Based on a Schedule 13G filed with the SEC on November 8, 2024 by Morgan Stanley and Morgan Stanley Capital Services LLC that Morgan Stanley has shared voting power over 2,234,760 shares and shared dispositive power over 2,235,267 shares of our common stock and that Morgan Stanley Capital Services LLC has shared voting power over 2,169,198 shares and shared dispositive power over 2,169,198 shares of our common stock.
(3)	Based on a Schedule 13G/A filed with the SEC on November 13, 2024 by Cadian Capital Management, LP, Cadian Capital Management GP, LLC and Eric Bannasch that they have shared voting and dispositive power with respect to 1,934,556 shares of our common stock.
(4)	Based on a Schedule 13G filed with the SEC on November 13, 2024 by Paradigm Capital Management that it has sole voting and dispositive power with respect to 1,664,800 share of our common stock.
(5)	Based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, that it has shared voting power with respect to 38,012 shares, sole dispositive power with respect to 1,322,686 shares and shared dispositive power with respect to 47,330 shares of our common stock.
(6)	Based on a Schedule 13G/A filed with the SEC on February 12, 2021 by Waddell & Reed Financial, Inc. and its investment advisory subsidiary Ivy Investment Management Company, that they have sole voting power and sole dispositive power with respect to 1,202,852 shares of our common stock.
(7)	Includes 70,481 shares subject to options that are exercisable as of, or will be exercisable within 60 days following, March 13, 2025. Includes 68,162 shares held indirectly by Mr. Reuvers.

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(8)	Includes 7,175 shares subject to options that are exercisable as of, or will be exercisable within 60 days following, March 13, 2025, and 10,469 RSUs that are scheduled to vest within 60 days following March 13, 2025.
(9)	Includes 5,094 shares subject to options that are exercisable as of, or will be exercisable within 60 days following, March 13, 2025.
(10)	Includes 3,713 shares subject to options that are exercisable as of, or will be exercisable within 60 days following, March 13, 2025, and 10,469 RSUs that are scheduled to vest within 60 days following March 13, 2025.
(11)	Includes 10,469 RSUs that are scheduled to vest within 60 days following March 13, 2025.
(12)	Includes 9,689 RSUs that are scheduled to vest within 60 days following March 13, 2025.
(13)	Includes 2,970 RSUs that are scheduled to vest within 60 days following March 13, 2025.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

 Compensation and Organization Committee Interlocks and Insider Participation

None of the members of our Compensation and Organization Committee during 2024 is or has been our current or former officer or employee or was involved in a relationship requiring disclosure as an interlocking director or under Item 404 of Regulation S-K.

 Policy for Approval of Related Person Transactions

Our Board of Directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Our related person policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person. An executive officer is to present a transaction with a related party to the Audit Committee, which is then responsible for approving or denying the transaction. The Audit Committee bases its decision on factors including but not limited to the following:

●	whether the terms are fair to our Company;
●	the role the related person has played in arranging the transaction;
●	the structure of the transaction; and
●	the interests of all related persons in the transaction.

 Transactions with Related Persons

Since January 1, 2024, we have not been a party to any, and there are no currently proposed, transactions in which the amount exceeded or will exceed $120,000, and in which any director, executive officer or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest.

Indemnification Agreements. Our Certificate of Incorporation and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and agents when determined appropriate by the Board. In addition, we have entered into agreements to indemnify our directors and executive officers.

76	Tactile Systems Technology, Inc.

questions and answers about the annual meetinG

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting and the matters to be voted on at the Annual Meeting or at any adjournments or postponements thereof. We urge you to read the remainder of this Proxy Statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to in this Proxy Statement, which you should read carefully.

 What is the purpose of the Annual Meeting?

The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

1.	to elect eight directors, William W. Burke, Valerie L. Asbury, Sheri L. Dodd, Raymond O. Huggenberger, Laura G. King, D. Brent Shafer, Carmen B. Volkart, and B. Vindell Washington, to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;
2.	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025;
3.	to approve, on an advisory basis, the 2024 compensation of our named executive officers as disclosed in this Proxy Statement;
4.	to vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers;
5.	to approve the Tactile Systems Technology, Inc. 2025 Equity Inventive Plan; and
6.	to transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

 Who is entitled to vote at the Annual Meeting?

As of the close of business on March 13, 2025, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 23,665,798 shares of our common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.

 What constitutes a quorum for the Annual Meeting?

Our Bylaws provide that a majority of the voting power of the shares of stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual

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Questions and Answers About the Annual Meeting

Meeting. Under the Delaware General Corporation Law, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

 What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.”

 What are broker non-votes?

If your shares are held in “street name,” your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals 1, 3, 4 and 5 are “non-discretionary” items. If you do not instruct your broker, bank or other nominee how to vote with respect to those proposals, it may not vote for those proposals, and those votes will be counted as broker “non-votes.” Proposal 2 is considered to be a discretionary item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

 What vote is required to approve each proposal?

The following sets forth the votes that are required from the holders of common stock to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	Election of directors

Directors will be elected by a plurality of the votes cast. The nominees receiving the most FOR votes will be elected. Withholding authority to vote with respect to nominees will not affect the outcome of the vote.

Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Ratification of appointment of independent registered public accounting firm	The holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

78	Tactile Systems Technology, Inc.

3	Advisory vote to approve the compensation of our named executive officers	The holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

4	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers	While advisory and non-binding, the frequency (every one, two or three years) that receives the most votes will be considered as representing the stockholders’ preference.	Abstentions and broker non-votes will not affect the outcome of the vote.

5	Approval of the Tactile Systems Technology, Inc. 2025 Equity Incentive Plan	The holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

 What are the Board of Directors’ recommendations on how I should vote my shares?

●	Proposal 1: FOR all nominees for election as directors.
●	Proposal 2: FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.
●	Proposal 3: FOR the advisory vote to approve the compensation of our named executive officers.
●	Proposal 4: For ONE YEAR for the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.
●	Proposal 5: FOR the approval of the Tactile Systems Technology, Inc. 2025 Equity Incentive Plan.

 How can I vote?

During the Annual Meeting

If you are a stockholder of record, you may vote online during the Annual Meeting through the link:

www.virtualshareholdermeeting.com/TCMD2025. The 16-digit control number provided on your Notice of Internet Availability of Proxy Materials or proxy card is necessary to access this site.

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Questions and Answers About the Annual Meeting

By Proxy

If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy through the following means.

You can vote your shares by proxy:

●	by mailing a proxy card;
●	via the internet; or
●	over the telephone.

Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. If you hold your shares through a broker, bank or other nominee, the firm that holds your shares will provide you with materials and instructions for voting your shares.

If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

 Can I change my vote after I have submitted a proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on the Notice or proxy card, as applicable, and entering a new vote by mail, over the internet or by phone by the time specified on the Notice or proxy card, as applicable, (2) sending a written notice of revocation to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or (3) virtually attending the Annual Meeting and voting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.

 What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

80	Tactile Systems Technology, Inc.

 Who is paying for the cost of this proxy solicitation?

The Company is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the internet, you are responsible for any internet access charges that you may incur. Our directors, officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

 What is the deadline for submitting a stockholder proposal for the 2026 annual meeting?

Any stockholder proposal intended to be included in the Proxy Statement for the 2026 Annual Meeting of Stockholders must satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received no later than November 28, 2025.

In addition, our Bylaws contain advance notice provisions requiring a stockholder who wishes to present a proposal or nominate directors at our next Annual Meeting of Stockholders (whether or not to be included in the Proxy Statement) to comply with certain requirements, including providing timely written notice thereof in accordance with our Bylaws. To be timely for our 2026 Annual Meeting of Stockholders, any such proposal must be delivered in writing to our Corporate Secretary at our principal executive offices between the close of business on January 7, 2026 and the close of business on February 6, 2026. If the date of the next Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the first anniversary of the 2025 Annual Meeting of Stockholders, then notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to the date of such Annual Meeting and not later than the close of business on the later of (1) the 90th day prior to the date of such Annual Meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2026 Annual Meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2026. If the date of the next Annual Meeting of Stockholders is more than 30 days before or after the first anniversary of the 2025 Annual Meeting of Stockholders, then such notice must be provided by the later of the 60th day prior to the date of such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

All notices related to proposals and nominations must also comply with the requirements of applicable law and the provisions set forth in our Bylaws.

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HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement and 2024 Annual Report to Stockholders, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Tactile Systems Technology, Inc., 3701 Wayzata Boulevard, Suite 300, Minneapolis, Minnesota 55416, Attention: Corporate Secretary or call us at (612) 355-5100. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or 2024 Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other nominee record holder, or you may contact us at the above address or telephone number.

AVAILABILITY OF FORM 10-K

Stockholders may receive, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, including financial statements (and excluding exhibits, which are available for a reasonable fee), by written request to our Corporate Secretary at Tactile Systems Technology, Inc., 3701 Wayzata Boulevard, Suite 300, Minneapolis, Minnesota 55416. Our Form 10-K is also available on our website in the “Investors—Annual Reports & SEC Filings” section of our website at www.tactilemedical.com.

82	Tactile Systems Technology, Inc.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the Audit Committee Report and the Compensation and Organization Committee Report included in this Proxy Statement shall not be incorporated by reference in any such filings.

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APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is referenced in this Proxy Statement and represents net income less interest income, net, plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, and plus executive transition costs. Adjusted EBITDA margin represents net income margin (net income divided by revenue) with the same items adjusted as in Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and should not be considered as alternatives to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. The Company’s definition of these measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The following table contains a reconciliation of Net Income to Adjusted EBITDA:

(In thousands)	Year Ended December 31, 2024	Year Ended December 31, 2023
Net Income	$16,960	$28,515
Interest (income) expense, net	(1,299)	2,273
Income tax expense (benefit)	6,529	(12,745)
Depreciation and amortization	6,793	6,539
Stock-based compensation	7,819	7,547
Executive transition costs	248	-
Change in fair value of earn-out	-	(2,475)
Adjusted EBITDA	$37,050	$29,654

The following table contains a reconciliation of Net Income Margin to Adjusted EBITDA Margin:

	Year Ended December 31, 2024	Year Ended December 31, 2023	% Increase (Decrease)
Net Income Margin	5.8%	10.4%	(44.2)%
Interest (income) expense, net	(0.4)%	0.8%	(150.0)%
Income tax expense (benefit)	2.2%	(4.6)%	(147.8)%
Depreciation and amortization	2.3%	2.4%	(4.2)%
Stock-based compensation	2.7%	2.7%	0.0%
Executive transition costs	0.1%	0.0%	0.0%
Change in fair value of earn-out	0.0%	(0.9)%	(100.0)%
Adjusted EBITDA Margin	12.7%	10.8%	17.6%

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APPENDIX B

TACTILE SYSTEMS TECHNOLOGY, INC.

2025 EQUITY INCENTIVE PLAN

1.Purpose.  The purpose of the Tactile Systems Technology, Inc. 2025 Equity Incentive Plan (the “Plan”), is to attract, retain and motivate the best available service providers for positions of responsibility with the Company, to provide additional equity incentives to them that are intended to align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.

2.Definitions.  In this Plan, the following definitions will apply.

(a)“Affiliate” means any entity that is a Subsidiary or Parent of the Company.

(b)“Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan.  An Agreement is subject to the terms and conditions of the Plan.

(c)“Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or an Other Stock-Based Award.

(d)“Board” means the Board of Directors of the Company.

(e)“Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, means: (i) an act or acts of dishonesty undertaken by the Participant and intended to result in personal gain or enrichment of the Participant or others at the expense of the Company; (ii) unlawful conduct or gross misconduct by the Participant that, in either event, is materially injurious to the Company; (iii) the Participant being convicted of a felony; or (iv) any material breach by the Participant of any terms or conditions of any written agreement between the Participant and the Company which breach has not been cured by the Participant within 15 days after written notice thereof to the Participant from the Company. For the purposes of clauses (ii) and (iv) above, no act or failure to act on the part of the Participant shall be considered “Cause” if done by the Participant pursuant to specific authorization evidenced by a resolution duly adopted by the Board or pursuant to specific advice given by counsel for the Company, unless such specific authorization or advice results in whole or in part from material misrepresentations or omissions by the Participant.

(f)“Change in Control” means, unless otherwise provided in an Agreement, one of the following:

(1)An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control: (i) any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company; (ii) any formation of a Group consisting solely of beneficial owners of the Company's Voting Securities as of the effective date of this Plan; (iii) any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of more than 50% of the Company’s Voting Securities; or (iv) with respect to any particular Participant, any acquisition of securities of the Company by the Participant, any Group including the Participant, or any entity controlled by the Participant or a Group including the Participant.  If, however, an Exchange Act Person or Group referenced in clause (i), (ii) or (iii) above acquires beneficial

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ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.

(2)Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3)A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company's Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company's Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A or provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(g)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.  For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations and guidance thereunder and any successor or similar statutory provisions.

(h)“Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the Nasdaq Stock Market, and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3.  Notwithstanding the foregoing, the “Committee” means the Board with respect to Awards made to Non-Employee Directors.

(i)“Company” means Tactile Systems Technology, Inc., a Delaware corporation, or any successor thereto.

(j)“Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, (ii) who is elected as a director of the Company subsequent to the effective date hereof pursuant to a nomination or board representation right of preferred stockholders of the Company, or (iii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (iii), an individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest relating to the election of directors.

(k)“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.

(l)“Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(m)“Employee” means an employee of the Company or an Affiliate.

B-2	Tactile Systems Technology, Inc.

(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(o)“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(p)“Fair Market Value” means the fair market value of a Share determined as follows:

(1)If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(q)“Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.

(r)“Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(s)“Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.

(t)“Non-Employee Director” means a member of the Board who is not an Employee.

(u)“Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price.  An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422.  A “Non-Qualified Stock Option” or “NQSO,” means an Option other than an Incentive Stock Option.

(v)“Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(w)“Parent” means a “parent corporation,” as defined in Code Section 424(e).

(x)“Participant” means a person to whom a then-outstanding Award has been granted under the Plan.

(y)“Plan” means this Tactile Systems Technology, Inc. 2025 Equity Incentive Plan, as amended and in effect from time to time.

(z)“Prior Plan” mans the Tactile Systems Technology, Inc. 2016 Equity Incentive Plan.

(aa)“Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

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2025 Proxy Statement	B-3

(bb)“Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity.  A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate.  Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(cc)“Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(dd)“Share” means a share of Stock.

(ee)“Stock” means the common stock, $0.001 par value per share, of the Company.

(ff)“Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(gg)“Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(hh)“Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(ii)“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.  The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(jj)“Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3.Administration of the Plan.

(a)Administration.  The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b)Scope of Authority.  Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, including the terms of the form of Award Agreement applicable to the Awards, and the manner in which Awards are paid or settled;

B-4	Tactile Systems Technology, Inc.

(2)cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3)adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying any omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;

(4)granting Substitute Awards under the Plan;

(5)taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers; and

(6)requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.

(c)Awards to Foreign Service Providers.  The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan.  In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)Acts of the Committee; Delegation.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee.  Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h).  To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company.  The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e)Finality of Decisions.  The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be made in the Committee or the Board’s discretion and shall be final and binding on all parties with an interest therein.

(f)Indemnification.  Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual's duties under the Plan.  This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf.  The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement.  The foregoing right

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2025 Proxy Statement	B-5

of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4.Shares Available Under the Plan.

(a)Maximum Shares Available.  Subject to the provisions of this Section 4 and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 1,850,000, plus any Shares subject to outstanding awards under the Prior Plan on the effective date of this Plan as described in Section 4(b). No further awards may be made under the Prior Plan after the effective date of this Plan.  Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1)Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.

(2)Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(3)Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(4)Awards that will be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b)Effect of Forfeitures and Other Actions.  Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited, is settled for cash or otherwise does not result in the issuance of all of the Shares subject to such Award shall, to the extent of such cancellation, forfeiture, expiration, cash settlement or non-issuance, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished. The following shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.

(d)Effect of Plans Operated by Acquired Companies.  If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a).  Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

B-6	Tactile Systems Technology, Inc.

(e)No Fractional Shares.  Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.  No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, pay cash in lieu of any fractional Share in settlement of an Award.

(f)Limit on Awards to Non-Employee Directors.  The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director (excluding any Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees paid to Non-Employee Directors in cash) shall not exceed $750,000.

5.Eligibility.  Participation in the Plan is limited to Service Providers.  Incentive Stock Options may only be granted to Employees.

6.General Terms of Awards.

(a)Award Agreement.  Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee.  An Award to a Participant may be made singly or in combination with any form of Award.  Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b)Vesting and Term.  Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and the applicable vesting conditions and any applicable performance period.  The Committee may provide in an Agreement for such vesting conditions and timing as it may determine.

(c)Transferability.  Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution.  Any attempted transfer in violation of this Section 6(c) shall be of no effect.  The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant.  Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof.  For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d)Designation of Beneficiary.  To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death.  Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.

(e)Termination of Service.  Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):

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2025 Proxy Statement	B-7

(1)Upon termination of Service for Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2)Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3)Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination.  However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(4)Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(f)Rights as Stockholder.  No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g)Performance-Based Awards.  Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award.  In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned.  The Committee shall also have the authority to modify a performance period and/or adjust or waive the achievement of performance measures.

(h)Dividends and Dividend Equivalents.  No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award.  Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

(i)Deferrals of Full Value Awards.  The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A.  The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents.  The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred

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amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts.

7.Stock Option Awards.

(a)Type and Exercise Price.  The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.  The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b)Payment of Exercise Price.  The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise.  The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)Exercisability and Expiration.  Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement.  No Option Award shall be exercisable at any time after its scheduled expiration.  When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d)Incentive Stock Options.

(1)An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code.  To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Qualified Stock Option.  The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be equal to the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a), subject to adjustment as provided in Section 12(a).

(2)No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.

(3)For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract.  If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4)If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

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2025 Proxy Statement	B-9

(5)The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.

8.Stock Appreciation Right Awards.

(a)Nature of Award.  An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares.  The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)Exercise of SAR.  Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement.  No SAR Award shall be exercisable at any time after its scheduled expiration.  When a SAR Award is no longer exercisable, it shall be deemed to have terminated.  Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.  The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9.Restricted Stock Awards.

(a)Vesting and Consideration.  Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion.  The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b)Shares Subject to Restricted Stock Awards.  Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant.  Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby.  Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions.  Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee.  Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.Stock Unit Awards.

(a)Vesting and Consideration.  A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion.  If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the

B-10	Tactile Systems Technology, Inc.

Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)Settlement of Award.  Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

11.Other Stock-Based Awards.  The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan.  The Committee shall determine the terms and conditions of such Awards, including any performance goals or conditions or the accrual of dividends or dividend equivalents, which shall be consistent with the terms and purposes of the Plan.  The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.Changes in Capitalization, Corporate Transactions, Change in Control.

(a)Adjustments for Changes in Capitalization.  In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b)Corporate Transactions.  Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1)Continuation, Assumption or Replacement of Awards.  In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below.  A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards.  For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

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2025 Proxy Statement	B-11

(2)Acceleration.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction.  The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants.  The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

(3)Payment for Awards.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3).   The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3).  The payment for any Award surrendered shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award.  If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant.  Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(4)Termination After a Corporate Transaction.  If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within twelve months after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full.

(c)Other Change in Control. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, in the event of a Change in Control that does not involve a Corporate Transaction, all Awards will continue in accordance with their terms; provided, however, if within twelve months after the Change in Control a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full.

(d)Dissolution or Liquidation.  Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  An Award will terminate immediately prior to the consummation of such proposed action.

13.Plan Participation and Service Provider Status.  Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers

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generally.  Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.Tax Withholding.  The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares.  In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required tax withholdings (up to the Participant’s maximum individual statutory tax withholding rate) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant, or by delivering to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15.Effective Date, Duration, Amendment and Termination of the Plan.

(a)Effective Date.  The Plan shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i).  No Awards shall be made under the Plan prior to its effective date.

(b)Duration of the Plan.  The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”).  Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.

(c)Amendment and Termination of the Plan.  The Board may at any time terminate, suspend or amend the Plan.  The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed.  No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant's consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)Amendment of Awards.  Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(h).

(e)No Option or SAR Repricing.  Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.

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2025 Proxy Statement	B-13

16.Other Provisions.

(a)Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant.   To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)Limits of Liability.  Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c)Compliance with Applicable Legal Requirements and Company Policies.  No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed.  During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws.  Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction.  Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, stock ownership guidelines, and post-vesting holding periods, and to forfeiture or recovery of compensation as provided in Section 16(h).

(d)Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)Governing Law.  To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)Code Section 409A.  It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation

B-14	Tactile Systems Technology, Inc.

within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent.  The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law.  Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2)If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death.  Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

(h)Forfeiture and Compensation Recovery.

(1)The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, without limitation, termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2)Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law or stock exchange. Any Agreement will be automatically unilaterally amended to comply with any such compensation recovery policy and all Participants subject to such policy or regulations by accepting any Award shall be deemed to have consented to the inclusion of such forfeiture and recovery provisions in his or her Award Agreement, as determined by the Committee to be necessary or appropriate to comply with such policy and applicable regulations.

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2025 Proxy Statement	B-15

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V68448-P25972 ! ! ! For All Withhold All For All Except For Against Abstain For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 1. Elect eight directors. TACTILE SYSTEMS TECHNOLOGY, INC. The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01) William W. Burke 02) Valerie L. Asbury 03) Sheri L. Dodd 04) Raymond O. Huggenberger 05) Laura G. King 06) D. Brent Shafer 07) Carmen B. Volkart 08) B. Vindell Washington 3. Approve, on an advisory basis, the 2024 compensation of our named executive officers. 4. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. 5. Approve the Tactile Systems Technology, Inc. 2025 Equity Incentive Plan. The Board of Directors recommends you vote FOR proposals 2, 3 and 5, and for 1 YEAR on proposal 4. 2. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain SCAN TO VIEW MATERIALS & VOTEw TACTILE SYSTEMS TECHNOLOGY, INC. 3701 WAYZATA BLVD. SUITE 300 MINNEAPOLIS, MN 55416 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 6, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 6, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V68449-P25972 Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com. TACTILE SYSTEMS TECHNOLOGY, INC. Annual Meeting of Stockholders May 7, 2025 9:00 AM This proxy is solicited on behalf of the Board of Directors The stockholder(s) hereby appoint(s) Sheri L. Dodd and Elaine Birkemeyer, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of TACTILE SYSTEMS TECHNOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on May 7, 2025 at Wells Fargo Center, Suite 2200 90 South Seventh Street, Minneapolis, Minnesota 55402, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.